                                                                  Exhibit 10(m)
                                                                  -------------
===============================================================================




                               U.S. $250,000,000


                     364-DAY MULTICURRENCY CREDIT AGREEMENT

                         Dated as of November 21, 2000,

                                     Among

                                 SOLUTIA INC.,
                                  as Borrower



                       THE INITIAL LENDERS NAMED HEREIN,
                               as Initial Lenders


                             BANK OF AMERICA, N.A.
                              as Syndication Agent

                                      and


                                CITIBANK, N.A.,
                            as Administrative Agent



===============================================================================

                         T A B L E  O F  C O N T E N T S
                         - - - - -  - -  - - - - - - - -

                                                                           Page
                                                                           ----


                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms..........................................1
SECTION 1.02.  Computation of Time Periods...................................14
SECTION 1.03.  Accounting Terms and Determinations...........................14
SECTION 1.04.  Currencies; Currency Equivalents..............................14

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The A Advances................................................15
SECTION 2.02.  Making the A Advances.........................................15
SECTION 2.03.  The B Advances................................................16
SECTION 2.04.  Fees..........................................................20
SECTION 2.05.  Termination, Reduction and Extension of Commitments...........20
SECTION 2.06.  Repayment of Advances; Evidence of Debt.......................21
SECTION 2.07.  Interest on A Advances........................................22
SECTION 2.08.  Interest Rate Determination; Changes in Rating Systems........22
SECTION 2.09.  Optional Conversion of A Advances.............................23
SECTION 2.10.  Prepayments, Etc..............................................24
SECTION 2.11.  Increased Costs...............................................25
SECTION 2.12.  Illegality....................................................26
SECTION 2.13.  Payments and Computations.....................................27
SECTION 2.14.  Notations on the A Notes......................................28
SECTION 2.15.  Taxes.........................................................29
SECTION 2.16.  Sharing of Payments, Etc......................................31
SECTION 2.17.  Borrowings by Designated Borrowers............................31

                                  ARTICLE III
                    CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Initial Borrowing.....................31
SECTION 3.02.  Conditions Precedent to Each A Borrowing......................32
SECTION 3.03.  Conditions Precedent to Each B Borrowing......................33
SECTION 3.04.  Determinations Under Section 3.01.............................33

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Company.................34
SECTION 4.02.  Representation and Warranty of the Lenders....................36

                                   ARTICLE V
                            COVENANTS OF THE COMPANY

SECTION 5.01.  Affirmative Covenants.........................................36
SECTION 5.02.  Negative Covenants............................................39
SECTION 5.03.  Financial Covenants...........................................41

                                                                           Page
                                                                           ----


                                   ARTICLE VI
                               EVENTS OF DEFAULT

SECTION 6.01.  Events of Default.............................................41

                                  ARTICLE VII
                            THE ADMINISTRATIVE AGENT

SECTION 7.01.  Authorization and Action......................................43
SECTION 7.02.  Administrative Agent's Reliance, Etc..........................43
SECTION 7.03.  Citibank and Affiliates.......................................44
SECTION 7.04.  Lender Credit Decision........................................44
SECTION 7.05.  Indemnification...............................................44
SECTION 7.06.  Successor Administrative Agent................................44
SECTION 7.07.  The Syndication Agent.........................................45

                                  ARTICLE VIII
                                 MISCELLANEOUS

SECTION 8.01.  Amendments, Etc...............................................45
SECTION 8.02.  Notices, Etc..................................................46
SECTION 8.03.  No Waiver, Remedies...........................................46
SECTION 8.04.  Costs and Expenses............................................47
SECTION 8.05.  Right of Set-off..............................................47
SECTION 8.06.  Binding Effect................................................48
SECTION 8.07.  Assignments and Participations, Register......................48
SECTION 8.08.  Governing Law.................................................51
SECTION 8.09.  Execution in Counterparts.....................................51
SECTION 8.10.  Jurisdiction, Etc.............................................51
SECTION 8.11.  Judgment Currency.............................................51

                                   ARTICLE IX
                                   GUARANTEE

SECTION 9.01.  The Guarantee.................................................52
SECTION 9.02.  Obligations Unconditional.....................................52
SECTION 9.03.  Reinstatement.................................................53
SECTION 9.04.  Subrogation...................................................53
SECTION 9.05.  Remedies......................................................53
SECTION 9.06.  Instrument for the Payment of Money...........................54
SECTION 9.07.  Continuing Guarantee..........................................54

                                   SCHEDULES
                                   ---------

Schedule 1      -    Certain Existing Liens
Schedule 2A     -    Pricing Grid
Schedule 2B     -    Copy of Pricing Grid from Bank Book

                                    EXHIBITS
                                    --------

Exhibit A-1     -    Form of A Note
Exhibit A-2     -    Form of B Note
Exhibit B-1     -    Form of Notice of A Borrowing
Exhibit B-2     -    Form of Notice of B Borrowing
Exhibit C-1     -    Form of Assignment and Acceptance
Exhibit C-2     -    Form of Assumption and Acceptance
Exhibit D       -    Form of Opinion of General Counsel for the Company
Exhibit E       -    Form of Opinion of Special New York Counsel to Citibank
Exhibit F-1     -    Form of Designation Letter
Exhibit F-2     -    Form of Termination Letter

                  364-DAY MULTICURRENCY CREDIT AGREEMENT dated as of November 21, 2000 among SOLUTIA INC., a Delaware corporation (the "Company"), the banks (each an "Initial Lender" and, collectively, the
 -------                        --------------
"Initial Lenders") listed on the signature pages hereof, BANK OF AMERICA,
 ---------------
N.A., as Syndication Agent (in such capacity, together with its successors in such capacity, the "Syndication Agent") and CITIBANK, N.A. ("Citibank"),
                       -----------------                        --------
as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") as herein provided.
                    --------------------

                  The Company has requested that the Lenders make loans to the Borrowers in an aggregate principal amount not exceeding $250,000,000 at any one time outstanding solely to finance the working capital needs and other general corporate purposes of the Borrowers and the Lenders are prepared to make such loans upon the terms and conditions hereof.
Accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this
                                ---------------------
Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "A Advance" means an advance by a Lender to a Borrower as
                   ---------
         part of an A Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance, each of which shall be a "Type" of A
         Advance.                                             ----

                  "A Borrowing" means a borrowing consisting of simultaneous
                   -----------
         A Advances of the same Type made by each of the Lenders pursuant to
         Section 2.01.

                  "A Note" means a promissory note of a Borrower payable to
                   ------
         the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the A Advances made by such Lender to such Borrower.

                  "Acceptance" means an Assignment and Acceptance and/or an
                   ----------
         Assumption and Acceptance.

                  "Adjusted EBITDA" means, for any period, the sum, for the
                   ---------------
         Company and its Consolidated Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP), of the following: (a) net income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates (other than Affiliates that are Specified Joint Ventures or Consolidated Subsidiaries)) for such period plus (b) depreciation and amortization (to the extent deducted in determining net income) for such period; provided that:

                           (1) charges taken (including cash charges in an
                  aggregate amount not exceeding $44,000,000) and reserves established by the Company and its Consolidated Subsidiaries in connection with (x) the Astaris LLC phosphate joint venture that the Company established with FMC Corporation during 2000, (y) acquisitions and (z) restructuring of existing operations (all on or prior to December 31, 2000) in an aggregate amount not exceeding $60,000,000 shall be added back to net income for such period (to the extent such charges and reserves were deducted in determining net income for such period); and

                                                       364-DAY CREDIT AGREEMENT

                           (2) charges taken (including cash charges in an
                  aggregate amount not exceeding $5,000,000) and reserves established by the Company and its Consolidated Subsidiaries in connection with the divestiture of the Solutia Acrilan business (all on or prior to December 31, 2001) in an aggregate amount not exceeding $35,000,000 shall be added back to net income for such period (to the extent such charges and reserves were deducted in determining net income for such period).

                  "Administrative Agent" has the meaning specified in the
                   --------------------
         recital of parties to this Agreement.

                  "Administrative Agent's Account" means, for each Currency,
                   ------------------------------
         an account in respect of such Currency designated by the Administrative Agent in a notice to the Company and the Lenders.

                  "Administrative Questionnaire" means an administrative
                   ----------------------------
         questionnaire in a form supplied by the Administrative Agent.

                  "Advance" means an A Advance or a B Advance.
                   -------

                  "Affected Lender" has the meaning specified in Section 2.12.
                   ---------------

                  "Affiliate" means, as to any Person, any other Person
                   ---------
         that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  "Applicable Lending Office" means, with respect to each
                   -------------------------
         Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such B Advance.

                  "Applicable Margin" has the meaning assigned to such term
                   -----------------
         in Schedule 2A.

                  "Assignment and Acceptance" means an assignment and
                   -------------------------
         acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C-1 hereto.

                  "Assumption and Acceptance" means an assumption and
                   -------------------------
         acceptance entered into by an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit C-2 hereto.

                  "B Advance" means an advance by a Lender to a Borrower as
                   ---------
         part of a B Borrowing resulting from the auction bidding procedure described in Section 2.03.

                                                       364-DAY CREDIT AGREEMENT

                  "B Borrowing" means a borrowing consisting of simultaneous
                   -----------
         B Advances from each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by the Company under the auction bidding procedure described in Section 2.03.

                  "B Note" means a promissory note of a Borrower payable to
                   ------
         the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a B Advance made by such Lender to such Borrower.

                  "B Reduction" has the meaning specified in Section 2.01.
                   -----------

                  "Bank of America" means Bank of America, N.A.
                   ---------------

                  "Base Rate" means a fluctuating interest rate per annum in
                   ---------
         effect from time to time, which rate per annum shall at all times be equal to the highest of:

                           (a) the rate of interest announced publicly by
                  Citibank in New York, New York, from time to time, as Citibank's base rate;

                           (b) the sum (adjusted to the nearest 1/16 of 1%
                  or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business
                  Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

                           (c)  1/2 of 1% per annum above the Federal Funds
                  Rate.

                  "Base Rate Advance" means an A Advance that bears interest
                   -----------------
         as provided in Section 2.07(a)(i).

                  "Borrowers" means, at any time, collectively, the Company
                   ---------
         (both as a Borrower and as guarantor under Article IX of Advances made to the Designated Borrowers) and each Designated Borrower.

                  "Borrowing" means an A Borrowing or a B Borrowing.
                   ---------

                                                       364-DAY CREDIT AGREEMENT

                  "Business Combination" means any reorganization, merger or
                   --------------------
         consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation.

                  "Business Day" means a day of the year on which banks are
                   ------------
         not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances denominated in any Currency, on which dealings are carried on in the London interbank market for such Currency.

                  "Capitalized Lease Obligation" means, with respect to any
                   ----------------------------
         Person for any period, an obligation of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount shown on the balance sheet of such Person as determined in accordance with GAAP.

                  "Change of Control" means the occurrence of any of the
                   -----------------
         following events:

                  (a) the acquisition by any individual, entity or group (within the meanings of Section 13(d)(3) or 14(d)(2) of the
         Exchange Act) (a "Person or Group") of beneficial ownership (within
                           ---------------
         the meaning of Rule 13d-3 promulgated under the Exchange Act) of
         30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
                                    --------------------------------
         (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided
                            -------------------------------------
         that, for purposes of this paragraph (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisitions directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) below; or

                  (b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for
                                                 ---------------
         any reason to constitute at least a majority of the Board of Directors of the Company; provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                  (c) consummation by the Company of a Business Combination, in each case unless following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) in substantially the same proportions as their

                                                       364-DAY CREDIT AGREEMENT
         ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person or Group (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                  (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  "Citibank" has the meaning specified in the recital of
                   --------
         parties to this Agreement.

                  "Closing Date" means the earliest date as of which the
                   ------------
         conditions precedent to effectiveness set forth in Section 3.01 shall have been satisfied or waived.

                  "Commitment" means, as to each Lender, the obligation of
                   ----------
         such Lender to make A Advances in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on the signature pages hereof under the caption "Commitment" or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 8.07, or pursuant to an assumption of obligations under Section 2.05, as specified in the Register (as such Commitment may be reduced from time to time pursuant hereto). The original aggregate principal amount of the Commitments is $250,000,000.

                  "Commitment Termination Date" means November 20, 2001 or,
                   ---------------------------
         in the case of any Lender whose Commitment is extended pursuant to
         Section 2.05(b), the date to which such Commitment is extended; provided in each case that if any such date is not a Business Day, the relevant Commitment Termination Date of such Lender shall be the immediately preceding Business Day. When the term "Commitment Termination Date" is used herein without reference to any particular Lender, such term shall, in such instance, be deemed to be a reference to the latest Commitment Termination Date of any of the Lenders then in effect hereunder.

                  "Consolidated" refers to the consolidation of the accounts
                   ------------
         of the Company and its Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation, consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e)(i).

                  "Consolidated Net Tangible Assets" means, at any time, for
                   --------------------------------
         the Company and its Consolidated Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP), Consolidated Tangible Assets at such time after deducting therefrom all current liabilities, other than current liabilities in respect of (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of the principal component of Capitalized Lease Obligations.

                  "Consolidated Net Worth" means, at any time, the sum for
                   ----------------------
         the Company and its Consolidated Subsidiaries (determined on a Consolidated basis without duplication in accordance

                                                       364-DAY CREDIT AGREEMENT
         with GAAP), the amount of capital stock plus the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

                  "Consolidated Subsidiary" means a Subsidiary of the
                   -----------------------
         Company, the accounts of which in accordance with generally accepted accounting principles are consolidated with those of the Company.

                  "Consolidated Tangible Assets" means, at any time, for the
                   ----------------------------
         Company and its Consolidated Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP), the aggregate amount of all assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses (to the extent included in said aggregate amount of assets) and other like intangibles.

                  "Convert", "Conversion" and "Converted" each refers to a
                   -------    ----------      ----------
         conversion of A Advances of one Type denominated in Dollars into A Advances of the other Type denominated in Dollars pursuant to
         Section 2.08 or 2.09.

                  "Currency" means Dollars or Euros.
                   --------

                  "Debt" of any Person means, without duplication: (a)
                   ----
         indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable on customary trade terms or on other trade terms that are more advantageous to the Company), (d) Capitalized Lease Obligations of such Person and (e) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above.

                  "Debt to Adjusted EBITDA Ratio" means, at any date, the
                   -----------------------------
         ratio of:

                           (a) Debt of the Company and its Consolidated
                  Subsidiaries on a Consolidated basis as of such date to
                                                                       --

                           (b) Adjusted EBITDA for the Rolling Period ending
                  on or most recently ended prior to such date.

                  "Default" means any Event of Default or any event that
                   -------
         would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Designated Borrower" means any wholly owned Subsidiary of
                   -------------------
         the Company as to which a Designation Letter has been delivered to the Administrative Agent and as to which a Termination Letter has not been delivered to the Administrative Agent in accordance with
         Section 2.17.

                  "Designation Letter" has the meaning specified in Section
                   ------------------
         2.17(a).

                  "Dollar Equivalent" means with respect to any Borrowing
                   -----------------
         denominated in Euros, the amount of Dollars that would be required to purchase the amount of Euros of such Borrowing on

                                                       364-DAY CREDIT AGREEMENT
         the date two Business Days prior to the date of such Borrowing (or, in the case of any determination made under Section 2.10(c) or redenomination under Section 2.13(e), on the date of determination or redenomination therein referred to), based upon the spot selling rate at which the Administrative Agent offers to sell Euros for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

                  "Dollars" or "$" refers to lawful money of the United States
                   -------      -
         of America.

                  "Domestic Lending Office" means, with respect to any
                   -----------------------
         Lender, the office of such Lender specified as its "Domestic Lending Office" in the Administrative Questionnaire of such Lender or in the Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

                  "Eligible Assignee" means (i) a Lender; (ii) an Affiliate
                   -----------------
         of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000;
         (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v); (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $3,000,000,000; and (vii) any other Person approved by the Administrative Agent and the Company, such approval not to be unreasonably withheld or delayed; provided that neither the Company nor an Affiliate of the Company shall qualify as an Eligible Assignee.

                  "Environmental Laws" means any and all applicable laws and
                   ------------------
         regulations relating to the protection of the environment, including laws relating to emissions, discharges, releases, spills and disposal of material into the environment (e.g., air, surface water, groundwater and the land).

                  "Environmental Permit" means any permit, license or other
                   --------------------
         governmental approval required under any Environmental Laws.

                  "ERISA" means the Employee Retirement Income Security Act
                   -----
         of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" means any Person that for purposes of
                   ---------------
         Title IV of ERISA is a member of the Company's controlled group, or under common control with the Company, within the meaning of
         Section 414 of the Internal Revenue Code.

                  "ERISA Event" means (a) the occurrence of a reportable
                   -----------
         event, within the meaning of Section 4043 of ERISA, that would have a Material Adverse Effect with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(c) of ERISA; (d) the cessation of operations at a facility of the Company or any of its ERISA

                                                       364-DAY CREDIT AGREEMENT

         Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the failure by the Company or any of its ERISA Affiliates to make a payment to a Plan if the conditions for the imposition of a lien under Section 302(f)(1) of ERISA are satisfied; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

                  "Euro Equivalent" means with respect to any amount in
                   ---------------
         Dollars, the amount of Euros that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of "Dollar Equivalent", as determined by the Administrative Agent.

                  "Eurocurrency Lending Office" means, with respect to any
                   ---------------------------
         Lender, the office of such Lender specified as its "Eurocurrency Lending Office" in the Administrative Questionnaire of such Lender or in the Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

                  "Eurocurrency Liabilities" has the meaning assigned to
                   ------------------------
         that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurocurrency Rate" means:
                   -----------------

                  (a) For any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing denominated in Dollars, an interest rate per annum equal to the rate per annum obtained by dividing (i) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. The Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing denominated in Dollars shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

                  (b) For any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing denominated in Euros, an interest rate per annum equal to the rate per annum obtained by dividing (i) the rate appearing on the Screen at approximately 11:00 a.m., London time, two Business Days before the first day of such Interest Period, as the Eurocurrency Rate for deposits denominated in Euros with a maturity compatible to such Interest Period, by (ii) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. In the event that such rate is not available on the Screen at such time for any reason, then the Eurocurrency Rate for such Interest Period shall be the rate at which deposits in Euros in the amount of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the

                                                       364-DAY CREDIT AGREEMENT

         London interbank market at approximately 11:00 a.m., London time, two Business Days before the first day of such Interest Period.

                  "Eurocurrency Rate Advance" means an A Advance that bears
                   -------------------------
         interest as provided in Section 2.07(a)(ii).

                  "Eurocurrency Rate Reserve Percentage" for any Interest
                   ------------------------------------
         Period for all Eurocurrency Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Advances is determined) having a term equal to such Interest Period.

                  "Euros" means the single currency of participating member
                   -----
         states of the European Union.

                  "Events of Default" has the meaning specified in Section
                   -----------------
         6.01.

                  "Exchange Act" means the Securities Exchange Act of 1934, as
                   ------------
         amended.

                  "Excluded Representations" means the representations and
                   ------------------------
         warranties set forth in Section 4.01(e)(ii), Section 4.01(f) (excluding clause (ii) thereof) and the second sentence of Section 4.01(c).

                  "Facility Fee" has the meaning specified in Section 2.04(a).
                   ------------

                  "Facility Fee Rate" has the meaning assigned to such term in
                   -----------------
         Schedule 2A.

                  "Federal Funds Rate" means, for any period, a fluctuating
                   ------------------
         interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fixed Rate Advances" has the meaning specified in Section
                   -------------------
         2.03(a)(i).

                  "Floating Rate Advances" has the meaning specified in Section
                   ----------------------
         2.03(a)(i).

                  "GAAP" has the meaning specified in Section 1.03.
                   ----

                  "Guaranteed Obligations" has the meaning specified in Section
                   ----------------------
         9.01.

                  "Indemnified Party" has the meaning specified in Section
                   -----------------
         8.04(b).

                  "Information" has the meaning specified in Section
                   -----------
         4.01(j)(i).

                                                       364-DAY CREDIT AGREEMENT

                  "Interest Coverage Ratio" means, at any date, the ratio of
                   -----------------------
         (a) Adjusted EBITDA for the Rolling Period ending on or most recently ended prior to such date to (b) Interest Expense for such Rolling Period.

                  "Interest Expense" means, for any period, the sum, for the
                   ----------------
         Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of all interest in respect of Debt (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).

                  "Interest Period" means, for each Eurocurrency Rate
                   ---------------
         Advance comprising part of the same A Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Company pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Company pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or, with respect to such portion of any Eurocurrency Advance denominated in Euros that is scheduled to be repaid on the Commitment Termination Date, a period of less than one month's duration) commencing on the date of such Advance and ending on the Commitment Termination Date, as the Company (on its own behalf and on behalf of all other Borrowers) may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

                           (i) the Company may not select any Interest Period
                  that ends after the Commitment Termination Date;

                           (ii) Interest Periods commencing on the same date
                  for Eurocurrency Rate Advances comprising part of the same A Borrowing shall be of the same duration;

                           (iii) whenever the last day of any Interest
                  Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) whenever the first day of any Interest
                  Period, other than an Interest Period pertaining to a Eurocurrency Borrowing denominated in Euros that ends on the Commitment Termination Date that is permitted to be of less than one month's duration as provided in this definition, occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Internal Revenue Code" means the Internal Revenue Code of
                   ---------------------
         1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Lenders" means the Initial Lenders listed on the signature
                   -------
         pages hereof and each institution that shall become a party hereto pursuant to Section 2.05 or Section 8.07(a),(b) or (d).

                                                       364-DAY CREDIT AGREEMENT

                  "Lien" means any lien, security interest or other charge
                   ----
         or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Majority Lenders" means at any time Lenders owed at least
                   ----------------
         66-2/3% of the then aggregate unpaid principal amount of the A Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments.

                  "Margin Stock" has the meaning specified in Regulation U
                   ------------
         of the Board of Governors of the Federal Reserve System.

                  "Material Adverse Effect" means a material adverse effect
                   -----------------------
         on (a) the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (b) the legality, validity or enforceability of this Agreement or any Note.

                  "Material Contract" means any contractual, legal or other
                   -----------------
         obligation binding upon the Company or a Material Subsidiary under which a default in payment by the Company or such Material Subsidiary would have a Material Adverse Effect.

                  "Material Subsidiary" means, at any time, any Consolidated
                   -------------------
         Subsidiary that, on a consolidated basis with its Subsidiaries, has:

                           (a) at least 5% (in the case of Solutia UK Ltd. and
                  Solutia Europe S.A./N.V.) or 10% (in the case of each other Consolidated Subsidiary) of the total Consolidated assets of the Company and its Consolidated Subsidiaries (determined as of the last day of the most recent fiscal quarter of the Company); or

                           (b) at least 5% (in the case of Solutia UK Ltd. and
                  Solutia Europe S.A./N.V.) or 10% (in the case of each other Consolidated Subsidiary) of the Consolidated net sales of the Company and its Consolidated Subsidiaries for the twelve-month period ending on the last day of the most recent fiscal quarter of the Company.

                  "Moody's" means Moody's Investors Service, Inc. and its
                   -------
         successors.

                  "Multiemployer Plan" means a multiemployer plan, as
                   ------------------
         defined in Section 4001(a)(3) of ERISA, to which the Company or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Multiple Employer Plan" means a single employer plan, as
                   ----------------------
         defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company (or its predecessor's chemicals business) or any of its ERISA Affiliates and at least one Person other than the Company (or its predecessor's chemicals business) and its ERISA Affiliates or (b) was so maintained and in respect of which the Company (or its predecessor's chemicals business) or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Note" means an A Note or a B Note.
                   ----

                                                       364-DAY CREDIT AGREEMENT

                  "Notice of A Borrowing" has the meaning specified in Section
                   ---------------------
         2.02(a).

                  "Notice of B Borrowing" has the meaning specified in Section
                   ---------------------
         2.03(a)(i).

                  "Ownership Interest" in (or of) any corporation,
                   ------------------
         partnership, joint venture, limited liability company, trust or estate means (a) issued and outstanding capital stock having ordinary voting power in the election of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) an interest in the capital or profits of such partnership, joint venture or limited liability company or (c) a beneficial interest in such trust or estate.

                  "PBGC" means the Pension Benefit Guaranty Corporation.
                   ----

                  "Person" means an individual, partnership, corporation
                   ------
         (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

                  "Plan" means a Single Employer Plan or a Multiple Employer
                   ----
         Plan.

                  "Post-Closing Date Information" has the meaning specified in
                   -----------------------------
         Section 4.01(j)(iv).

                  "Principal Property" means any building, structure or
                   ------------------
         other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, the gross book value of which on the date as of which such determination is being made exceeds 1% of the gross property, plant and equipment of the Company as shown in its Consolidated financial statements, provided that any property which, in the opinion of the Company, is not of material importance to the business of the Company and its Consolidated Subsidiaries, taken as a whole, shall not be deemed to be a Principal Property.

                  "Rated Securities" means, at any time, the long-term
                   ----------------
         senior unsecured, unguaranteed debt securities of the Company outstanding at such time.

                  "Rating Level" means Rating Level 1, Rating Level 2,
                   ------------
         Rating Level 3, Rating Level 4, Rating Level 5 or Rating Level 6. For purposes hereof, Rating Level 1 shall be deemed to be the highest Rating Level and Rating Level 6 shall be deemed to be the lowest Rating Level.

                  "Rating Level 1" means a rating of the Rated Securities
                   --------------
         better than or equal to A2 by Moody's or better than or equal to A by S&P.

                  "Rating Level 2" means a rating of the Rated Securities equal
                   --------------
         to A3 by Moody's or A- by S&P.

                  "Rating Level 3" means a rating of the Rated Securities equal
                   --------------
         to Baa1 by Moody's or BBB+ by S&P.

                  "Rating Level 4" means a rating of the Rated Securities equal
                   --------------
         to Baa2 by Moody's or BBB by S&P.

                  "Rating Level 5" means a rating of the Rated Securities equal
                   --------------
         to Baa3 by Moody's or BBB- by S&P.

                                                       364-DAY CREDIT AGREEMENT

                  "Rating Level 6" means a rating of the Rated Securities
                   --------------
         less than Baa3 by Moody's and less than BBB- by S&P. If Moody's or S&P shall not have in effect a rating for the Rated Securities at any time, then the Rated Securities shall be deemed to be rated by Moody's or S&P, as the case may be, in Rating Level 6.

                  "Rating Level Change" means a change in the rating of the
                   -------------------
         Rated Securities by either or both of Moody's and S&P (other than as a result of a change in the rating system of such rating agency) that results in the change from one Rating Level to another, which Rating Level Change shall be effective on the date on which the relevant change in the rating of the Rated Securities is first announced by Moody's or S&P, as the case may be.

                  "Reference Banks" means Citibank and Bank of America;
                   ---------------
         provided that the Company (on its own behalf and on behalf of the other Borrowers) may at any time substitute another Lender as one of the Reference Banks, but such substitution shall terminate after 30 days if within such period the Majority Lenders shall have notified the Administrative Agent of their objection to such substitution.

                  "Register" has the meaning specified in Section 8.07(c).
                   --------

                  "Rolling Period" means the period of four consecutive
                   --------------
         calendar quarters ending on or most recently ended prior to such date.

                  "S&P" means Standard & Poor's Ratings Services, presently a
                   ---
         division of The McGraw-Hill Companies, Inc., and its successors.

                  "Screen" means Telerate Page 3750 (or such other page as
                   ------
         may replace such Telerate Page 3750 for purposes of displaying the Eurocurrency Rate for Euros); provided that, if the Administrative Agent determines that there is no such relevant display page on the Telerate Service for the Eurocurrency Rate for Euros, "Screen" shall mean the relevant display page for the Eurocurrency Rate for Euros (as determined by the Administrative Agent) on the Reuter Monitor Money Rates Service.

                  "Single Employer Plan" means a single employer plan, as
                   --------------------
         defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company (or its predecessor's chemicals business) or any of its ERISA Affiliates and no Person other than the Company (or its predecessor's chemicals business) and its ERISA Affiliates or (b) was so maintained and in respect of which the Company (or its predecessor's chemicals business) or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "Solvent" means, with respect to any Person on a
                   -------
         particular date, that on such date (a) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would be unreasonably small in relation to such business or such transaction.

                  "Specified Joint Venture" means a joint venture or other
                   -----------------------
         Person (other than a Consolidated Subsidiary of the Company) of which (or in which) at least 50% of the Ownership Interests thereof is at the time directly or indirectly owned by the Company, by the Company and one or more of its Consolidated Subsidiaries or by one or more of the Company's Consolidated Subsidiaries, provided

                                                       364-DAY CREDIT AGREEMENT
         that the Company's joint venture partners in such joint venture or other Person do not, in the aggregate, control (or possess the ability to control) such joint venture or other Person. For purposes of this definition, a "joint venture partner" means a Person that owns any Ownership Interests in the related joint venture or other Person and that is not the Company or one of its Consolidated Subsidiaries.

                  "Subsidiary" of any Person means any corporation,
                   ----------
         partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of the Ownership Interests thereof is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Syndication Agent" has the meaning specified in the recital
                   -----------------
         of parties to this Agreement.

                  "Taxes" has the meaning specified in Section 2.15(a).
                   -----

                  "Threshold Amount" means, at any time: (a) if the
                   ----------------
         Company's Consolidated Net Worth at such time is greater than zero, $50,000,000; and (b) at any other time, $25,000,000.

                  "Utilization Fee" has the meaning specified in Section
                   ---------------
         2.04(c).

                  "Utilization Fee Rate" has the meaning assigned to such term
                   --------------------
         in Schedule 2A.

                  "Voting Stock" means capital stock issued by a
                   ------------
         corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "Withdrawal Liability" has the meaning specified in Part I of
                   --------------------
         Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods. In this
                                ---------------------------
Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                  SECTION 1.03. Accounting Terms and Determinations. All
                                -----------------------------------
accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
Section 4.01(e)(i) ("GAAP"). All determinations of Adjusted EBITDA,
                     ----
Consolidated Net Tangible Assets, Consolidated Net Worth, Consolidated Tangible Assets and Interest Expense shall be made on the basis of the financial statements most recently delivered pursuant to Section 4.01(e)(i) and Sections 5.01(i)(i) and (ii). In the event that, after the date of this Agreement, there are any changes in GAAP, the Lenders will consider a request by the Company to amend this Agreement to take account of such changes.

                  SECTION 1.04. Currencies; Currency Equivalents. At any
                                --------------------------------
time, any reference in the definition of the term "Euros" or in any other provision of this Agreement to the currency of the participating member states of the European Union means the lawful currency of such participating member states at such time whether the name of such currency is the same as it was on the date hereof. Except as provided in Section 2.10(c) and Section 2.13(e), for purposes of determining (i) whether the amount of any Borrowing, together with all other Borrowings then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Commitments, (ii) the aggregate unutilized amount of the Commitments and (iii) the outstanding aggregate principal amount of

                                                       364-DAY CREDIT AGREEMENT

Borrowings, the outstanding principal amount of any Borrowing that is denominated in Euros shall be deemed to be the Dollar Equivalent of the amount of Euros of such Borrowing determined as of the date of such Borrowing. Wherever in this Agreement in connection with a Borrowing or Advance an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Advance is denominated in Euros, such amount shall be the relevant Euro Equivalent of such Dollar amount (rounded to the nearest 1,000 units of Euros).


                                 ARTICLE II

                      AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01. The A Advances. Each Lender severally
                                --------------
agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Company and any Designated Borrower (in Dollars or in Euros, at the election of the Company on its own behalf or on behalf of the applicable Borrower) from time to time on any Business Day during the period from the Closing Date to and including the Commitment Termination Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the Dollar Equivalent of the aggregate amount of the B Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount of
         -----------
$10,000,000 or an integral multiple of $1,000,000 in excess thereof, or the aggregate amount of the unused portion of the Lenders' Commitments; provided that any A Borrowing in an aggregate amount less than $10,000,000 shall consist solely of Base Rate Advances. In addition, each A Borrowing shall consist of A Advances of the same Type and Currency and having the same Interest Period made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrowers may borrow under this Section 2.01, prepay pursuant to Section
2.10 and, on or prior to the Commitment Termination Date, reborrow under this Section 2.01.

                  SECTION 2.02.  Making the A Advances.
                                 ---------------------

                  (a) Each A Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed A Borrowing (in the case of an A Borrowing to consist of Eurocurrency Rate Advances), or by 11:00 A.M. (New York City
time) on the day of the proposed A Borrowing (in the case of an A Borrowing to consist of Base Rate Advances), by the Company (on its own behalf and on behalf of the other Borrowers) to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier or by telex. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier
                             ---------------------
or by telex, confirmed immediately in writing, in substantially the form of Exhibit B-1 hereto, specifying therein (i) the date of such A Borrowing,
(ii) the Type of A Advances comprising such A Borrowing, (iii) the aggregate amount of such A Borrowing and the Currency thereof (except that Base Rate Advances must be denominated in Dollars), (iv) in the case of an A Borrowing consisting of Eurocurrency Rate Advances, the initial Interest Period for each such A Advance and (v) the name of the Borrower of such A Advance (which shall be the Company or a Designated Borrower). Each Lender shall on the date of such A Borrowing, before 11:00 A.M. (New York City time), in the case of an A Borrowing to consist of Eurocurrency Rate Advances, and before 1:00 P.M. (New York City time), in the case of an A Borrowing to consist of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in the relevant Currency and in same day funds, such Lender's ratable portion of such A Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will make such funds available to the Company at the Administrative

                                                       364-DAY CREDIT AGREEMENT

Agent's aforesaid address (or, in the case of an A Borrowing by a Designated Borrower, the Administrative Agent will make such funds available to the relevant Borrower in such manner as the Administrative Agent and the Company may agree).

                  (b) Anything in subsection (a) above to the contrary notwithstanding (1) no Borrower may select Eurocurrency Rate Advances for any A Borrowing if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12 (except as otherwise provided in Section 2.12(b)(ii)) and (2) Base Rate Advances shall be denominated solely in Dollars.

                  (c) Each Notice of A Borrowing shall be binding on the Company and each Designated Borrower. In the case of any A Borrowing that the related Notice of A Borrowing specifies is to consist of Eurocurrency Rate Advances, the Company (and, if a Designated Borrower is the borrower of the related A Advances, such Designated Borrower) shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any revocation of such Notice of A Borrowing by the Company (or such Designated Borrower) or any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing when such A Advance, as a result of such revocation or failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any A Borrowing (in the case of an A Borrowing to consist of Eurocurrency Rate Advances) and not later than 12:00 Noon (New York City time) on the Business Day of the proposed A Borrowing (in the case of an A Borrowing to consist of Base Rate Advances) that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such A Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount; provided that nothing in this subsection
(d) shall be construed to relieve any Lender from any obligation hereunder to make available to the Administrative Agent its ratable portion of such A Borrowing in accordance with subsection (a) of this Section 2.02. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the relevant Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at such time to the A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

                  SECTION 2.03.  The B Advances.
                                 --------------

                  (a) Each Lender severally agrees that the Borrowers may make B Borrowings in Dollars or in Euros under this Section 2.03 from time to time on any Business Day during the period from the Closing Date until the date occurring seven days prior to the Commitment Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, (X) the Dollar Equivalent of the aggregate

                                                       364-DAY CREDIT AGREEMENT
amount of the B Advances of all Lenders then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders, and (Y) the Dollar Equivalent of the aggregate amount of all Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders.

                  (i) The Company (on its own behalf and on behalf of the other Borrowers) may request a B Borrowing under this Section 2.03 by delivering to the Administrative Agent, by telecopier or telex, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-2
          ---------------------
         hereto, specifying therein:

                           (1) the date of such proposed B Borrowing;

                           (2) the aggregate amount of such proposed B
                  Borrowing and the Currency thereof;

                           (3) the maturity date for repayment of each B
                  Advance to be made as part of such B Borrowing (which maturity date may not be earlier than the date occurring thirty days after the date of such B Borrowing or later than the Commitment Termination Date);

                           (4) the interest payment date or dates relating
                  thereto;

                           (5) whether such B Borrowing is to consist of Fixed
                  Rate Advances or Floating Rate Advances;

                           (6) the name of the applicable Borrower (which shall
                  be the Company or a Designated Borrower); and

                           (7) any other terms to be applicable to such B
                  Borrowing,

         not later than 10:00 A.M. (New York City time) in the case of B Advances to be denominated in Dollars, and not later than 10:00 A.M. (London time) in the case of B Advances to be denominated in Euros, (A) at least one Business Day prior to the date of the proposed B Borrowing, if the Company shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the B Advances comprising any such B Borrowing being referred to herein as "Fixed Rate Advances") and
                                                  -------------------
         (B) at least four Business Days (in the case of B Advances to be denominated in Dollars), or five Business Days (in the case of B Advances to be denominated in Euros) prior to the date of the proposed B Borrowing, if the Company shall instead specify in the Notice of B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them (the B Advances comprising such B Borrowing being referred to herein as "Floating Rate Advances"). The Administrative Agent shall in turn
          ----------------------
         promptly notify each Lender of each request for a B Borrowing received by it from the Company by sending such Lender a copy of the related Notice of B Borrowing.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to the applicable Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Company), before 10:00 A.M. (New York City time) in the case of B Advances to be denominated in Dollars, and not later than 10:00 A.M. (London time) in the case of B Advances to be denominated in Euros, on the date of such proposed B Borrowing, in the case of a B Borrowing consisting of Fixed Rate Advances and three Business Days before the date of such proposed B Borrowing, in the case of a B Borrowing consisting of Floating Rate Advances, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may,

                                                       364-DAY CREDIT AGREEMENT
         subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Company of such offer before 9:00 A.M. (New York City time or London time, as applicable) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (New York City time or London time, as applicable) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

                  (iii) The Company (on its own behalf and on behalf of the other Borrowers) shall, in turn, before 12:00 Noon (New York City time) in the case of B Advances consisting of Fixed Rate Advances to be denominated in Dollars, and not later than 12:00 Noon (London time) in the case of B Advances consisting of Fixed Rate Advances to be denominated in Euros, on the date of such proposed B Borrowing, and before 1:00 P.M. (New York City time) in the case of B Advances consisting of Floating Rate Advances to be denominated in Dollars, and not later than 1:00 P.M. (London time) in the case of B Advances consisting of Floating Rate Advances to be denominated in Euros, three Business Days before the date of such proposed B Borrowing, either:

                           (x) cancel such B Borrowing by giving the
                  Administrative Agent notice to that effect, or

                           (y) accept one or more of the offers made by any
                  Lender or Lenders pursuant to paragraph (ii) above, in order of the lowest to highest rates of interest or margins (or, if two or more Lenders bid at the same rate of interest, and the amount of accepted offers is less than the aggregate amount of such offers, the amount to be borrowed from such Lenders as part of such B Borrowing shall be allocated among such Lenders pro rata on the basis of the maximum amount offered by such Lenders at such rates or margin in connection with such B Borrowing), by giving notice to the Administrative Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Administrative Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph
                  (ii) above by giving the Administrative Agent notice to that effect.

                  (iv) If the Company notifies the Administrative Agent that such B Borrowing is canceled pursuant to paragraph (iii)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such B Borrowing shall not be made.

                  (v) If the Company (on its own behalf or on behalf of another Borrower) accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Administrative Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been so accepted by the Company, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the

                                                       364-DAY CREDIT AGREEMENT
         applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 1:00 P.M. (New York City time) in the case of B Advances to be denominated in Dollars, and not later than 1:00 P.M. (London time) in the case of B Advances to be denominated in Euros, on the date of such B Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in the relevant Currency and in same day funds, such Lender's portion of such B Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Company at the Administrative Agent's address referred to in Section 8.02 (or, in the case of a B Borrowing by a Designated Borrower, the Administrative Agent will make such funds available to the relevant Borrower in such manner as the Administrative Agent and the Company may agree). Promptly after each B Borrowing the Administrative Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

                  (b) Each B Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, or the aggregate amount of the unused portion of the Lenders' Commitments and, following the making of each B Borrowing, the Company shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

                  (c) Within the limits and on the conditions set forth in this Section 2.03, the Company may from time to time borrow under this
Section 2.03, repay pursuant to subsection (d) below, and reborrow under this Section 2.03; provided that a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

                  (d) Each Borrower shall repay to the Administrative Agent for the account of each Lender that has made a B Advance to such Borrower, on the maturity date of each B Advance made to such Borrower (such maturity date being that specified by the Company for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above and provided in the B Note evidencing such B Advance), the then unpaid principal amount of such B Advance. No Borrower shall have the right to prepay any B Advance.

                  (e) Each Borrower shall pay interest on the unpaid principal amount of each B Advance made to such Borrower from the date of such B Advance to the date the principal amount of such B Advance is paid in full, in the applicable Currency and at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable (i) on the interest payment date or dates specified by the Company for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above, as provided in the B Note evidencing such B Advance, and (ii) on the date such B Advance shall be paid in full. Upon the occurrence and during the continuance of any Event of Default, each Borrower shall pay interest on the amount of unpaid principal of each B Advance made to such Borrower owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such B Advance under the terms of the B Note evidencing such B Advance unless otherwise agreed in such B Note.

                  (f) If requested by a Lender making a B Advance, the indebtedness of each Borrower resulting from each B Advance made to such Borrower as part of a B Borrowing shall be evidenced by a separate B Note of such Borrower payable to the order of the Lender making such B Advance.

                                                       364-DAY CREDIT AGREEMENT

                  (g) The Company (on its own behalf and on behalf of the other Borrowers) shall pay to the Administrative Agent for its own account the Competitive Bid Administration Fee described in Section 2.04(b) with each request for a B Borrowing whether or not any B Borrowing is in fact made.

                  SECTION 2.04.  Fees.
                                 ----

                  (a) Facility Fee. The Company agrees to pay to the
                      ------------
Administrative Agent for the account of each Lender a facility fee (the "Facility Fee") in Dollars on the aggregate amount (whether used or unused)
 ------------
of such Lender's Commitment from the date hereof (in the case of each Initial Lender) and from the effective date specified in the Acceptance pursuant to which it became a Lender (in the case of each other Lender) until the Commitment Termination Date of such Lender at a rate per annum equal to the Facility Fee Rate in effect from time to time. The Facility Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and, for each Lender, on the Commitment Termination Date of such Lender.

                  (b) Competitive Bid Administration Fee. The Company shall
                      ----------------------------------
pay to the Administrative Agent for its own account a fee in Dollars an amount heretofore agreed between the Company and the Administrative Agent with each request for a B Borrowing whether or not any B Borrowing is in fact made.

                  (c) Utilization Fee. The Company agrees to pay a
                      ---------------
utilization fee (the "Utilization Fee") in Dollars to the Administrative
                      ---------------
Agent for account of each Lender, which shall accrue at the Utilization Fee Rate on the daily aggregate outstanding principal amount of the Advances of such Lender for each day on which the aggregate outstanding principal amount of the Advances (including all B Advances) equals or exceeds an amount equal to 33% of the Commitments. The Utilization Fee shall be payable monthly in arrears on the last Business Day of month and, for each Lender, on the Commitment Termination Date of such Lender.

                  SECTION 2.05.  Termination, Reduction and Extension of
                                 ---------------------------------------
Commitments.
-----------
                  (a) Commitment Reductions. The Commitment of each Lender
                      ---------------------
shall be automatically reduced to zero on the Commitment Termination Date of such Lender. In addition, the Company (on its own behalf and on behalf of the other Borrowers) shall have the right, upon at least three Business Days' notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that (i) the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding; and (ii) each partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Once terminated, a Commitment cannot be reinstated.

                  (b) Commitment Extensions.
                      ---------------------

                  (i) The Company (on its own behalf and on behalf of the other Borrowers) may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 60 days and not less than 40 days prior to the Commitment Termination Date then in effect hereunder (the "Existing Commitment Termination Date"),
                                ------------------------------------
         request that each Lender extend such Lender's Commitment Termination Date for an additional 364 days from the Existing Commitment Termination Date.

                  (ii) Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not more than 30 days immediately prior to the Existing Commitment Termination Date but in any event no later than the date (the
         "Notice Date") that is 20 days prior to the Existing Commitment
          -----------
         Termination Date, advise the Administrative Agent whether or not such

                                                       364-DAY CREDIT AGREEMENT

         Lender agrees to such extension (and each Lender that determines not to so extend its Commitment Termination Date (a "Non-Extending
                                                          -------------
         Lender") shall notify the Administrative Agent (which shall notify the
         ------
         other Lenders) of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

                  (iii) The Administrative Agent shall notify the Company of each Lender's determination under this Section 2.05(b) no later than the date 15 days prior to the Existing Commitment Termination Date (or, if such date is not a Business Day, on the next preceding Business Day).

                  (iv) The Company (on its own behalf and on behalf of the other Borrowers) shall have the right on or before the Existing Commitment Termination Date to replace each Non-Extending Lender with, and add as "Lenders" under this Agreement in place thereof, one or more Eligible Assignees (each, an "Additional Commitment
                                                   ---------------------
         Lender") with the approval of the Administrative Agent and the
         ------
         Syndication Agent (which approvals shall not be unreasonably withheld), each of which Additional Commitment Lenders shall have entered into an Assumption and Acceptance pursuant to which such Additional Commitment Lender shall, effective as of the Existing Commitment Termination Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender's Commitment hereunder on such date).

                  (v) If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Commitment Termination Date and the additional Commitments of the Additional Commitment Lenders shall be more than 51% of the aggregate amount of the Commitments in effect immediately prior to the Existing Commitment Termination Date, then, effective as of the Existing Commitment Termination Date, the Commitment Termination Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling 364 days after the Existing Commitment Termination Date (except that, if such date is not a Business Day, such Commitment Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a "Lender" for all purposes of this Agreement.

                  (vi) Notwithstanding the foregoing, the extension of the Commitment Termination Date pursuant to this Section 2.05(b) shall not be effective with respect to any Lender unless:

                           (x) no Default shall have occurred and be
                  continuing on either of the date of the notice requesting such extension or the Existing Commitment Termination Date; and

                           (y) on or before the Commitment Termination Date
                  of each Non-Extending Lender, (1) each Borrower shall have paid in full the principal of and interest on all of the Advances made by such Non-Extending Lender to such Borrower hereunder; and (2) the Company shall have paid in full all other amounts owing to such Lender hereunder.

                  SECTION 2.06.  Repayment of Advances; Evidence of Debt.
                                 ---------------------------------------

                  (a) A Advances. Each Borrower shall repay the principal
                      ----------
amount of each A Advance made by each Lender to such Borrower, in the Currency of such A Advance, and each A Advance made by such Lender shall mature, on the Commitment Termination Date of such Lender.

                  (b) B Advances. Each Borrower shall repay the principal
                      ----------
amount of each B Advance made by each Lender to such Borrower as provided in
Section 2.03(e).

                                                       364-DAY CREDIT AGREEMENT

                  (c) Note Option. Any Lender may request that the A
                      -----------
Advances made or to be made by it to a Borrower to be evidenced by an A Note payable by such Borrower. In such event, the Company (on its own behalf and on behalf of the other Borrowers) shall prepare, have executed by the relevant Borrower and deliver to such Lender an A Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). If a Lender whose A Advances are so evidenced by an A Note thereafter assigns such A Advances, such A Advances will be evidenced by an A Note only if the assignee so requests in accordance with this
Section 2.06(c) and Section 8.07

                  SECTION 2.07.  Interest on A Advances.
                                 ----------------------

                  (a) Scheduled Interest. Each Borrower shall pay interest
                      ------------------
on the unpaid principal amount of each A Advance owing by such Borrower to each Lender, in the Currency in which such A Advance is denominated, from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such A
                      ------------------
         Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurocurrency Rate Advances. During such periods as
                       --------------------------
         such A Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such A Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the
                      ----------------
continuance of any Event of Default, each Borrower shall pay interest on the unpaid principal amount of each A Advance owing by such Borrower to each Lender, in the Currency in which such A Advance is denominated, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such A Advance pursuant to clause (a)(i) or (a)(ii) above.

                  SECTION 2.08.  Interest Rate Determination; Changes in Rating
                                 ----------------------------------------------
Systems.
-------

                  (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurocurrency Rate for Advances denominated in Dollars. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under
Section 2.07(a)(ii).

                  (b) If, with respect to any Eurocurrency Rate Advances denominated in any Currency, the Majority Lenders notify the Administrative Agent that the Eurocurrency Rate for any Interest Period for such Advances in such Currency will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances in such Currency for such Interest Period, the Administrative Agent shall forthwith so notify the Company and the Lenders, whereupon (i) if such Currency

                                                       364-DAY CREDIT AGREEMENT
is Euros, the related Notice of Borrowing shall be ineffective, (ii) if such Currency is Dollars, such Eurocurrency Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (iii) regardless of Currency, the obligation of the Lenders to make, or (in the case of Dollars) to Convert A Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  (c) If the Company shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Company and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                  (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances and on and after such date the right of the Borrowers to Convert such A Advances shall terminate.

                  (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Rate Advance denominated in Dollars will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert A Advances denominated in Dollars into, Eurocurrency Rate Advances shall be suspended.

                  (f) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurocurrency Rate for any Eurocurrency Rate Advances denominated in Dollars,

                  (i) the Administrative Agent shall forthwith notify the Company and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,

                  (ii) each such A Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (iii) the obligation of the Lenders to make, or to Convert A Advances into, Eurocurrency Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

                  (g) If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company (on its own behalf and on behalf of the other Borrowers) and the Administrative Agent (on behalf of the Lenders) shall negotiate in good faith to amend the references to specific ratings in this Agreement to reflect such changed rating system or the non-availability of ratings from such rating agency (provided that any such amendment to such specific ratings shall in no event be effective without the approval of the Majority Lenders).

                  SECTION 2.09. Optional Conversion of A Advances. The
                                ---------------------------------
Company (on its own behalf and on behalf of the other Borrowers) may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.08 and 2.12, Convert all Dollar-denominated A Advances of one Type comprising the same Borrowing by a Borrower into Dollar-denominated A Advances owing by such Borrower of the other Type; provided that any Conversion of Dollar-denominated Eurocurrency Rate Advances into Base Rate Advances shall be made only on the last day of an Interest

                                                       364-DAY CREDIT AGREEMENT

Period for such Eurocurrency Rate Advances. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the A Advances to be Converted, and (iii) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such A Advance. Each notice of Conversion shall be irrevocable and binding on the Company and each other Borrower.

                  SECTION 2.10.  Prepayments, Etc.
                                 -----------------

                  (a) Optional Payments of A Advances. Each Borrower may,
                      -------------------------------
upon notice by the Company to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the proposed date in the case of Base Rate Advances and at least two Business Days prior to the proposed date in the case of Eurocurrency Rate Advances, and if such notice is given by the Company the applicable Borrower shall, prepay the outstanding principal amount of the A Advances owing by such Borrower in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Advance, the applicable Borrower and the Company shall be jointly and severally obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

                  (b) Change of Control. If any Change of Control shall
                      -----------------
occur, then, upon notice to the Company by the Administrative Agent (acting at the request, or with the consent, of the Majority Lenders) to such effect and stating that the same is a "Change of Control Prepayment Notice", the Commitments shall be automatically reduced to zero and each Borrower shall prepay the Advances made to such Borrower in full.

                  (c)  Changes in Dollar/Euro Exchange Rate.
                       ------------------------------------

                  (i) Determination of Amount Outstanding. On the last
                      -----------------------------------
         Business Day of each March, June, September and December and promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below), the Administrative Agent shall determine the aggregate outstanding principal amount of the Advances. For the purpose of this determination, the outstanding principal amount of any Advance that is denominated in Euros shall be deemed to be the Dollar Equivalent of the amount in Euros of such Advance, determined as of such date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 11:00 a.m., New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Company thereof.

                  (ii) Prepayment. If, on the date of such determination the
                       ----------
         aggregate outstanding principal amount of the Advances exceeds 105% of the aggregate amount of the Commitments as then in effect, the Company shall, if requested by the Majority Lenders (through the Administrative Agent), cause the Borrowers to prepay the Advances in such amount as shall be necessary so that after giving effect thereto the aggregate outstanding principal amount of the Advances does not exceed the Commitments.

For purposes hereof, "Currency Valuation Notice" means a notice given by the
                      -------------------------
Majority Lenders to the Administrative Agent stating that such notice is a "Currency Valuation Notice" and requesting that the Administrative Agent determine the aggregate outstanding principal amount of the Advances. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period.

                                                       364-DAY CREDIT AGREEMENT

                  (d) If (i) the obligations of the Company under Article IX with respect to any outstanding Guaranteed Obligations owing by any Designated Borrower (herein, the "Affected Borrower") shall for any reason
                                  -----------------
(x) be terminated, (y) cease to be in full force and effect or (z) not be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, and (ii) such condition continues unremedied for 15 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender, then the Affected Borrower shall, no later than the 15th day after the date of such notice, prepay (and the Company shall cause to be prepaid) the full principal of and interest on the Advances owing by, and the Notes payable by, such Affected Borrower and all other amounts whatsoever payable hereunder by such Affected Borrower (including, without limitation, all amounts payable under Section 8.04(c) as a result of such prepayment).

                  SECTION 2.11.  Increased Costs.
                                 ---------------

                  (a) If due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), in each case, after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or Floating Rate Advances, then such Lender may from time to time give notice of such circumstances to the Company (with a copy to the Administrative Agent); provided that each Lender agrees, before giving any such notice, to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased costs and would not be disadvantageous to such Lender. The amount sufficient to compensate such Lender in light of such increase in costs to such Lender or any corporation controlling such Lender shall be determined by such Lender in good faith on a basis that allocates the amounts sufficient to compensate such Lender in light of such increase ratably among all applicable Advances. A certificate specifying the event referred to in this Section 2.11(a), the amount sufficient to compensate such Lender and the basis of its computation (which shall be reasonable), submitted in good faith to the Company and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes absent manifest error. Each Lender agrees to provide reasonably prompt notice to the Company of the occurrence of any event referred to in the first sentence of this Section 2.11(a).

                  (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) after the date hereof affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, such Lender may from time to time give notice of such circumstances to the Company (with a copy to the Administrative Agent); provided that each Lender agrees, before giving any such notice, to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, the cost to the Lender of such increase in the amount of capital maintained by such Lender and would not be disadvantageous to such Lender. The amount sufficient to compensate such Lender in light of such increase in the amount of capital maintained by such Lender or any corporation controlling such Lender shall be determined by such Lender in good faith to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate specifying the event referred to in this Section 2.11(b), the amount sufficient to compensate such Lender and the basis of its computation (which shall be reasonable), submitted in good faith to the Company and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes absent manifest error. Each Lender agrees to provide reasonably prompt notice to the Company of the occurrence of any event referred to in the first sentence of this Section 2.11(b).

                                                       364-DAY CREDIT AGREEMENT

                  (c) The Company shall, within five days of receiving a notice from any Lender pursuant to clause (a) or (b) of this Section 2.11, elect (and shall notify such Lender and the Administrative Agent of such election) to:

                  (i) pay to the Administrative Agent in Dollars for the account of such Lender, from time to time commencing on the date of notice by such Lender and as specified by such Lender, (A) the amount such Lender has set forth in the certificate which such Lender has delivered to the Company pursuant to clause (a) of this
         Section 2.11 or (B) the amount such Lender has set forth in the certificate which such Lender has delivered to the Company pursuant to clause (b) of this Section 2.11; or

                  (ii) if no Default shall have occurred and be continuing, require that such Lender assign to the Company's designated assignee or assignees, in accordance with the terms of Section 8.07, all Advances then owing to such Lender and all rights and obligations of such Lender hereunder; provided that (A) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or assignments which together cover all of the rights and obligations of the assigning Lender under this Agreement, (B) no Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 2.11(c) unless and until such Lender shall have received one or more payments from either the Company or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the A Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount, all Facility Fees, Utilization Fees and other fees payable to such Lender and all other amounts payable to such Lender under this Agreement (including, but not limited to, any increased costs or other additional amounts (computed in accordance with this Section 2.11), and any Taxes, incurred by such Lender prior to the effective date of such assignment and amounts payable under Section 8.04(a)) and (C) each such assignment shall be made pursuant to an Assignment and Acceptance; provided that such assignment shall not be effective if, after giving effect to such assignment, the aggregate amount of the Commitments so assigned or terminated under this Section 2.11,
         Section 2.12(b) and Section 2.15(g) during the term of this Agreement would exceed 25% of the aggregate amount of the Commitments as of the Closing Date. Upon such payments and prepayments, the obligations of such Lender hereunder, by the provisions hereof, shall be released and discharged; provided that such Lender's rights under Sections 2.11, 2.15 and 8.04(b), and its obligations under Section 7.05, shall survive such release and discharge as to matters occurring prior to the date of termination of such Lender's Commitment.

                  SECTION 2.12.  Illegality.
                                 ----------

                  (a) Notwithstanding any other provision of this Agreement, if any Lender (any such Lender being referred to herein as an "Affected
                                                               --------
Lender") shall notify the Administrative Agent that the introduction of or
------
any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances or Floating Rate Advances in any Currency or to fund or maintain Eurocurrency Rate Advances or Floating Rate Advances in any Currency hereunder, the obligation of the Lenders to make, or to Convert A Advances into, Eurocurrency Rate Advances in such Currency shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist; provided that such suspension shall not become effective in the event the Company requires the assignment of the Affected Lender's Advances owing to it and its other rights and obligations hereunder pursuant to clause (b)(ii) below. The Company's right to require an assignment in accordance with clause (b)(ii) below shall not be effective to the

                                                       364-DAY CREDIT AGREEMENT
extent that Lenders representing a majority of the Commitments then outstanding shall be "Affected Lenders".

                  (b) The Company shall, within five days of receiving a notice from any Affected Lender pursuant to clause (a) of this Section 2.12, elect (and shall notify such Affected Lender and the Administrative Agent of such election) to:

                  (i) prepay in full all Eurocurrency Rate Advances or Floating Rate Advances in such Currency then outstanding, together with interest thereon, unless the Company, within five Business Days of notice from the Administrative Agent Converts all Eurocurrency Rate Advances or Floating Rate Advances of all Lenders then outstanding into Base Rate Advances in accordance with Section 2.09; or

                  (ii) if no Default shall have occurred and be continuing, require that such Affected Lender assign to the Company's designated assignee or assignees, in accordance with the terms of
         Section 8.07, all Advances then owing to such Affected Lender and all rights and obligations of such Affected Lender hereunder; provided that (A) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Affected Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or assignments which together cover all of the rights and obligations of the assigning Affected Lender under this Agreement, (B) no Affected Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 2.12(b) unless and until such Affected Lender shall have received one or more payments from either the Borrowers or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the A Advances owing to such Affected Lender, together with accrued interest thereon to the date of payment of such principal amount, all Facility Fees, Utilization Fees and other fees payable to such Affected Lender and all other amounts payable to such Affected Lender under this Agreement (including, but not limited to, any increased costs or other additional amounts (computed in accordance with Section 2.11), and any Taxes, incurred by such Affected Lender prior to the effective date of such assignment and amounts payable under Section 8.04(a)) and (C) each such assignment shall be made pursuant to an Assignment and Acceptance; provided that such assignment shall not be effective if, after giving effect to such assignment, the aggregate amount of the Commitments so assigned or terminated under this Section 2.12(b), Section 2.11 and Section 2.15(g) during the term of this Agreement would exceed 25% of the aggregate amount of the Commitments as of the Closing Date. Upon such payments and prepayments, the obligations of such Affected Lender hereunder, by the provisions hereof, shall be released and discharged; provided that such Affected Lender's rights under Sections 2.11, 2.15 and 8.04(b), and its obligations under Section 7.05, shall survive such release and discharge as to matters occurring prior to the date of termination of such Affected Lender's Commitment.

                  SECTION 2.13.  Payments and Computations.
                                 -------------------------

                  (a) The Borrowers shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in the relevant Currency to the Administrative Agent at the Administrative Agent's Account for such Currency in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest, Facility Fees or Utilization Fees ratably (other than amounts payable pursuant to Sections 2.03, 2.04(b), 2.05(b), 2.11, 2.12, 2.15 or 8.04(c)) to the Lenders for the
account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the

                                                       364-DAY CREDIT AGREEMENT

Register pursuant to Section 8.07(c) from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of Facility Fees and Utilization Fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees or Utilization Fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, Facility Fee or Utilization Fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or Floating Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that a Borrower will not make such payment in full, the Administrative Agent may assume that each Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent a Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (e) All amounts owing under this Agreement (including payments required under Section 2.11, and payments required under Section 8.04(c) relating to any Advance denominated in Dollars, but not including principal of, and interest on, any Advance denominated in Euros or payments relating to any such Advance required under Section 8.04(c), which are payable in Euros) are payable in Dollars. Notwithstanding the foregoing, if a Borrower shall fail to pay any principal of any Advance when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Advance shall, if such Advance is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if a Borrower shall fail to pay any interest on any Advance that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

                  SECTION 2.14. Notations on the A Notes. Each Borrower and
                                ------------------------
each Lender whose A Advances are evidenced by an A Note agree that (a) all A Advances made by such Lender to such Borrower pursuant to this Agreement and all payments made on account of principal thereof shall be recorded by such Lender and, prior to any assignment by such Lender of the A Note issued to it, all unpaid A Advances shall

                                                       364-DAY CREDIT AGREEMENT
be endorsed on the grid attached to such A Note; provided that the failure of such Lender to make any such notations shall not limit or otherwise affect such Borrower's obligations to such Lender with respect to such A Advances and (b) upon the payment in full of any Lender's A Advances then outstanding and the termination in full of such Lender's Commitment, such Lender shall cancel and return such Lender's A Note to the Company (on its own behalf and on behalf of the other Borrowers) and be fully responsible for any claims or liabilities arising in connection with or resulting from any sale of participations therein.

                  SECTION 2.15.  Taxes.
                                 -----

                  (a) Any and all payments by the Borrowers hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required
                                  -----
by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Company (on its own behalf and on behalf of the other Borrowers) agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                                         -----------

                  (c) The Borrowers will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Company (on its own behalf and on behalf of the other Borrowers) will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of a Borrower through an account or branch outside the United States or on behalf of a Borrower by a payor that is not a United States person, if the Company determines that no Taxes are payable in respect thereof, the Company shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United
                                                               ------
States" and "United States person" shall have the meanings specified in
------       --------------------
Section 7701 of the Internal Revenue Code.

                                                       364-DAY CREDIT AGREEMENT

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement (in the case of each Initial Lender) and on the date of the Acceptance pursuant to which it becomes a Lender (in the case of each other Lender), and from time to time thereafter if requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide the Company with Internal Revenue Service Form W8-BEN or W8-ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.15(a). If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required by the versions of Internal Revenue Service Form W8-BEN or W8-ECI in effect on the date hereof, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Company with the appropriate form described in Section 2.15(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.15(a) with respect to Taxes imposed by the United States; provided that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

                  (g) So long as no Default shall have occurred and be continuing, if a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or shall be required to indemnify any Lender for any Taxes under Section 2.15(c) (each such Lender, a "Specified Lender"), the Company may, within
                              ----------------
five days of receiving a notice from any Specified Lender pursuant to clause
(a) of this Section 2.15, elect (and shall notify such Specified Lender and the Administrative Agent of such election) to require that such Specified Lender assign to the Company's designated assignee or assignees, in accordance with the terms of Section 8.07, all Advances then owing to such Specified Lender and all rights and obligations of such Specified Lender hereunder; provided that (A) each such assignment shall be either an assignment of all of the rights and obligations of the assigning Specified Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or assignments which together cover all of the rights and obligations of the assigning Specified Lender under this Agreement, (B) no Specified Lender shall be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 2.15(g) unless and until such Specified Lender shall have received one or more payments from either the Borrowers or one or more assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the A Advances owing to such Specified Lender, together with accrued interest thereon to the date of payment of such principal amount, all Facility Fees, Utilization Fees and other fees payable to such Specified Lender and all other amounts payable to such Specified Lender under this Agreement (including, but not limited to, any increased costs or other additional amounts (computed in accordance with Section 2.11), and any Taxes, incurred by such Specified Lender prior to the effective date of such assignment and amounts payable under Section 8.04(a)) and (C) each such assignment shall be made pursuant to an Assignment and Acceptance; provided that such assignment shall not be effective if, after giving effect to such assignment, the aggregate amount of the Commitments so assigned or terminated under this Section 2.15(g), Section 2.11 and Section
2.12 during the term of this Agreement would exceed 25% of the aggregate amount of the Commitments as of the Closing Date. Upon such payments and prepayments, the obligations of such Specified Lender hereunder, by the provisions hereof, shall be released and

                                                       364-DAY CREDIT AGREEMENT
discharged; provided that such Specified Lender's rights under Sections 2.11, 2.12, 2.15 and 8.04(b), and its obligations under Section 7.05, shall survive such release and discharge as to matters occurring prior to the date of termination of such Specified Lender's Commitment.

                  SECTION 2.16. Sharing of Payments, Etc. If any Lender
                                -------------------------
shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances owing to it (other than pursuant to Sections 2.05(b), 2.11, 2.12, 2.15 or 8.04(c)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the A Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.16 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.17.  Borrowings by Designated Borrowers.
                                 ----------------------------------

                  (a) The Company may, at any time or from time to time, designate one or more wholly owned Subsidiaries of the Company as "Borrowers" hereunder by furnishing to the Administrative Agent a letter (a "Designation Letter") in duplicate, in substantially the
                    ------------------
         form of Exhibit F-1, duly completed and executed by the Company and such Subsidiary. Upon any such designation of a Subsidiary, such Subsidiary shall be a Designated Borrower and a Designated Borrower entitled to borrow A Advances and B Advances on and subject to the terms and conditions of this Agreement.

                  (b) So long as all principal of and interest on all Advances made to any Designated Borrower have been paid in full, the Company may terminate the status of such Designated Borrower as a Designated Borrower hereunder by furnishing to the Administrative Agent a letter (a "Termination Letter") in substantially the form
                            ------------------
         of Exhibit F-2, duly completed and executed by the Company. Any Termination Letter furnished hereunder shall be effective upon receipt by the Administrative Agent, which shall promptly notify the Lenders, whereupon the Lenders shall promptly deliver to the Company (through the Administrative Agent) the Notes, if any, of such former Designated Borrower. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Designated Borrower shall not terminate (i) any obligation of such Designated Borrower that remains unpaid at the time of such delivery (including without limitation any obligation arising thereafter in respect of such Designated Borrower under Section 2.15 or 2.11) or
         (ii) the obligations of the Company under Article IX with respect to any such unpaid obligations.


                                 ARTICLE III

                   CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Initial Borrowing.
                                -----------------------------------------
The obligation of each Lender to make an Advance on the occasion of the initial Borrowing is subject to the condition precedent that

                                                       364-DAY CREDIT AGREEMENT
the Administrative Agent shall have received the following, each (unless otherwise specified below) dated the Closing Date, in form and substance satisfactory to the Administrative Agent (and, to the extent specified below, each Lender) and (except for the Notes) in sufficient copies for each Lender:

                  (a)  Charter Documents, Etc.
                       -----------------------

                           (1) Certified copies of (x) the charter and
                  by-laws of the Company, (y) the resolutions of the Board of Directors of the Company authorizing and approving this Agreement and the Notes, and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                           (2) A certificate of the Secretary or an
                  Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

                           (3) A certificate from the Secretary of State of
                  the State of Delaware dated a date reasonably close to the Closing Date as to the good standing of and charter documents filed by the Company.

                  (b)  Opinions.
                       --------

                           (1) A favorable opinion of the General Counsel of
                  the Company, substantially in the form of Exhibit D.

                           (2) A favorable opinion of Milbank, Tweed, Hadley
                  & McCloy LLP, special New York counsel to Citibank, substantially in the form of Exhibit E.

                  (c) Solvency. A certificate of a senior financial officer
                      --------
         of the Company to the effect that the Company (both individually and collectively with its Consolidated Subsidiaries) is Solvent.

                  (d) Representations, Etc. A certificate signed by a duly
                      ---------------------
         authorized officer of the Company stating that:

                           (1) the representations and warranties contained in
                  Section 4.01 are correct on and as of the Closing Date, and

                           (2) no event has occurred and is continuing that
                  constitutes a Default.

                  (e) Other. Such other approvals, opinions and documents
                      -----
         relating to material ERISA and, environmental matters as the Administrative Agent or any Lender may, through the Administrative Agent, reasonably request.

                  SECTION 3.02. Conditions Precedent to Each A Borrowing.
                                ----------------------------------------
The obligation of each Lender to make an A Advance on the occasion of each A Borrowing shall be subject to the conditions precedent that the Closing Date shall have occurred and on the date of such A Borrowing:

                  (a) the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the relevant Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by the Company that on the date of such A Borrowing such statements are true):

                                                       364-DAY CREDIT AGREEMENT

                           (i) the representations and warranties contained
                  in Section 4.01 (except the Excluded Representations) are correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                           (ii) no event has occurred and is continuing, or
                  would result from such A Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

                  (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request; and

                  (c) in the case of the first Borrowing by a Designated Borrower, such Borrower shall have furnished to the Administrative Agent such corporate documents, resolutions and legal opinions relating to such Designated Borrower as the Administrative Agent may reasonably require.

                  SECTION 3.03. Conditions Precedent to Each B Borrowing.
                                ----------------------------------------
The obligation of each Lender that is to make a B Advance on the occasion of each B Borrowing to make such B Advance as part of such B Borrowing is subject to the conditions precedent that the Closing Date shall have occurred and (a) the Administrative Agent shall have received the Notice of B Borrowing with respect thereto, (b) if (and only if) requested by such Lender, on or before the date of such B Borrowing, but prior to such B Borrowing, the Administrative Agent shall have received a B Note payable to the order of such Lender for each of the one or more B Advances to be made by such Lender as part of such B Borrowing, in a principal amount equal to the principal amount of the B Advance to be evidenced thereby and otherwise on such terms as were agreed to for such B Advance in accordance with
Section 2.03, and (c) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the relevant Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Company that on the date of such B Borrowing such statements are true):

                  (i) the representations and warranties contained in
         Section 4.01 (except the Excluded Representations) are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

                  (ii) no event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                  SECTION 3.04. Determinations Under Section 3.01. For
                                ---------------------------------
purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the proposed Closing Date (as notified by the Company or the Administrative Agent to the Lenders) specifying its objection thereto. The Administrative Agent shall promptly notify the Lenders of the occurrence of the Closing Date.

                                                       364-DAY CREDIT AGREEMENT

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Company.
                                ---------------------------------------------
The Company represents and warrants as follows:

                  (a) Incorporation; Good Standing. The Company is a
                      ----------------------------
         corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Corporate Authority; No Breach. The execution,
                      ------------------------------
         delivery and performance by the Company of this Agreement and the Notes, and the other transactions contemplated hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company's charter or bylaws or (ii) law or any contractual restriction binding on or affecting the Company.

                  (c) No Consents or Approvals. No authorization or approval
                      ------------------------
         or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Agreement or the Notes, other than those authorizations, approvals, notices, filings and actions that have been obtained, filed or taken on or before the Closing Date by the Company. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the transactions contemplated thereby, except for the authorizations, approvals, actions, notices and filings (i) the failure to obtain would not have a Material Adverse Effect or (ii) which have been (or, prior to the Closing Date, will be) duly obtained, taken, given or made and are in full force and effect.

                  (d) Enforceable Obligations, Etc. This Agreement has been,
                      -----------------------------
         and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Company. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms.

                  (e)  Financial Statements, Etc.
                       --------------------------

                  (i) The statement of financial position of the Company as at December 31, 1999 and the related statements of income and cash flows of the Company for the twelve months then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, and the balance sheet of the Company as at September 30, 2000 and the related statements of income and cash flows of the Company for the nine months then ended, copies of which have been made available to each Lender, present fairly, in all material respects (subject, in the case of said balance sheet as at September 30, 2000, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments) the financial condition of the Company as at such dates and the results of the operations of the Company for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis.

                  (ii) Since December 31, 1999, there has been no material adverse change in the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                  (f) No Litigation, Etc. Except as described in the
                      -------------------
         Company's Report on Form 10-K for the fiscal year ended December 31, 1999 or in the Company's Report on Form 10-Q for the fiscal

                                                       364-DAY CREDIT AGREEMENT
         quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, there is no pending or, to the best of the Company's knowledge, threatened action or proceeding affecting the Company or any of its Consolidated Subsidiaries before any court, or governmental agency or arbitrator which (i) would have a Material Adverse Effect or (ii) purports to affect, or would affect, the legality, validity or enforceability of this Agreement or any Note.

                  (g) ERISA. No ERISA Event that would have a Material
                      -----
         Adverse Effect has occurred or is reasonably expected to occur with respect to any Plan. As of the Closing Date, neither the Company nor any ERISA Affiliate participates in any Multiple Employer Plan or in any Multiemployer Plan with respect to which the Company or any ERISA Affiliate has any Withdrawal Liability or other liability (other than the ordinary liability of a sponsor for contributions to or benefits under such Plan) that, in either case, would have a Material Adverse Effect.

                  (h) Environmental Laws. The Company (i) is in substantial
                      ------------------
         compliance with any and all applicable Environmental Laws, (ii) has (to the best of its knowledge) received, applied for or been assigned all required Environmental Permits and (iii) is in substantial compliance with all terms and conditions of any such Environmental Permits, except where any such noncompliance with Environmental Laws, failure to receive, apply for or be assigned an Environmental Permit, or failure to comply with the terms and conditions of an Environmental Permit, would not have a Material Adverse Effect.

                  (i) Investment Company; Public Utility. Neither the
                      ----------------------------------
         Company nor any of its Material Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Company nor any of its Material Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (j)  Accuracy of Information.
                       -----------------------

                  (i) All written information, reports, financial statements, exhibits and schedules (except as to assumptions, statements, estimates and projections with respect to anticipated future performance or events) concerning the operations, business, financial condition, properties and prospects of the Company and its Subsidiaries ("Information") furnished by or on behalf of the
                            -----------
         Company to the Administrative Agent, the Syndication Agent or any Lender on or prior to the Closing Date in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant to Article III, when taken as a whole, as of the date of such Information, does not contain any untrue statement of material fact or, to the best of the Company's knowledge, omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (ii) All Post-Closing Date Information furnished by or on behalf of the Company to the Administrative Agent or any Lender after the Closing Date, when taken as a whole, as of the date of such Post-Closing Date Information, will not contain any untrue statement of material fact or, to the best of the Company's knowledge, omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (iii) Financial projections and pro forma adjustments contained in the Information may be based on estimates and assumptions about circumstances and events that have not taken place at the time of delivery thereof; although such information reflects the Company's good faith projections and estimates as of the date thereof, based upon methods and data the Company believes to be reasonable

                                                       364-DAY CREDIT AGREEMENT
         and accurate, actual results during the period covered by such projections and pro forma adjustments may differ materially from the projections and pro forma adjustments.

                  (iv) For purposes of this Section 4.01(j), "Post-Closing Date
                                                              -----------------
         Information" means:
         -----------

                           (x) all Information furnished by the Company and its
                  Subsidiaries after the date hereof under Sections 5.01(i)(i) through (vii), inclusive; and

                           (y) all Information furnished by the Company and
                  its Subsidiaries after the date hereof under Section 5.01(i)(viii), provided that the request for such information is made in writing and delivered to the Company, at the address specified in Section 8.02, to the attention of the Company's Treasurer and stating that such request is being made in connection with this Agreement.

                  (k) Margin Stock. The Company is not principally engaged
                      ------------
         in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used for any purpose which violates the provisions of the regulations of the Board of Governors of the Federal Reserve System. After applying the proceeds of each Advance, not more than 25% of the value of the assets of the Company and the Company's Subsidiaries (as determined in good faith by the Company) that are subject to Section 5.02(a) will consist of or be represented by Margin Stock. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U, the statements made in which shall be such, in the opinion of each Lender, as to permit the transactions contemplated hereby in accordance with Regulation U.

                  SECTION 4.02. Representation and Warranty of the Lenders.
                                ------------------------------------------
Each Lender represents and warrants that in good faith it has not relied, and will not rely, upon any Margin Stock as collateral in the making and maintaining of its Advances hereunder.


                                  ARTICLE V

                          COVENANTS OF THE COMPANY

                  SECTION 5.01.  Affirmative Covenants.  So long as any Advance
                                 ---------------------
shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

                  (a) Preservation of Corporate Existence, Etc. Do or cause
                      -----------------------------------------
         to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, provided that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of its business. Cause each Material Subsidiary of the Company to do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of such Material Subsidiary, except in each case if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

                  (b) Compliance with Laws, Etc. Comply, and cause each of
                      --------------------------
         its Consolidated Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such

                                                       364-DAY CREDIT AGREEMENT
         compliance to include, without limitation, compliance with ERISA and all applicable Environmental Laws, except such noncompliance as would not have a Material Adverse Effect.

                  (c) Payment of Taxes. Duly pay and discharge, and cause
                      ----------------
         each of its Consolidated Subsidiaries to pay and discharge, all taxes, assessments and governmental charges whatsoever and by whomsoever imposed upon it or against its properties prior to the date on which penalties are attached thereto, unless and to the extent only that the same (i) shall be contested in good faith and by appropriate proceedings by the Company or (ii) are not of material importance to the business, financial condition or operating results of the Company and its Consolidated Subsidiaries.

                  (d) Payment of Material Obligations, Etc. Pay, and cause
                      -------------------------------------
         each of its Material Subsidiaries to pay, all obligations under Material Contracts. Perform, and cause each of its Material Subsidiaries to perform, each other obligation (other than obligations that the Company determines, in good faith and upon the advice of its counsel, not to be binding on it) of the Company or such Material Subsidiary, as the case may be, under the Material Contracts except where the failure to do so would not (either individually or in the aggregate) have a Material Adverse Effect.

                  (e) Visitation. Permit, and cause each of its Material
                      ----------
         Subsidiaries to permit, the Administrative Agent or any of the Lenders or any agents or representatives thereof (at any reasonable time and as may be reasonably requested from time to time and, so long as no Default shall have occurred and is continuing, upon reasonable advance notice):

                           (i) to visit the properties of the Company and any
                  of its Material Subsidiaries in the presence of an appropriate officer or representative of the Company;

                           (ii) if any Default shall have occurred and then
                  be continuing, to examine and make copies of and abstracts from the records and books of account of the Company and any of its Material Subsidiaries (other than trade secrets and information and materials subject to confidentiality agreements with third parties) in the presence of an appropriate officer or representative of the Company); and

                           (iii) to discuss the affairs, finances and
                  accounts of the Company and any of its Material
                  Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (f) Keeping of Books. Keep, and cause each of its
                      ----------------
         Consolidated Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Consolidated Subsidiary in accordance with generally accepted accounting standards in effect from time to time.

                  (g) Properties. Cause all Principal Properties to be
                      ----------
         maintained and kept in good condition, repair and working order, and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, in each case as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided that nothing in this paragraph (g) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any such Principal Properties or from omitting to make any repairs, renewals, replacements, betterments or improvements if such discontinuance or omission is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

                                                       364-DAY CREDIT AGREEMENT

                  (h) Maintenance of Insurance. From and after the Closing
                      ------------------------
         Date, maintain insurance, and cause each of its Consolidated Subsidiaries to maintain insurance, with financially sound and reputable insurers, with respect to such of its properties, against such risks, casualties and contingencies and in such types and amounts as are consistent with sound business practice, it being understood that this paragraph (h) shall not prevent the use of deductible or excess loss insurance and shall not prevent (i) the Company or any of its Subsidiaries from acting as a self-insurer or maintaining insurance with another Subsidiary or Subsidiaries of the Company so long as such action is consistent with sound business practice or (ii) the Company from obtaining and owning insurance policies covering activities of its Consolidated Subsidiaries.

                  (i)  Reporting Requirements.  Furnish to the Lenders:
                       ----------------------

                           (i) as soon as available and in any event within
                  60 days after the end of each of the first three quarters of each fiscal year of the Company, Consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the Controller, Assistant Controller or other authorized financial officer of the Company as having been prepared in accordance with GAAP, together with (A) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof, and (B) a schedule in form and substance satisfactory to the Administrative Agent of the computations used by the Company in determining compliance with the covenants contained in Section 5.03;

                           (ii) as soon as available and in any event within
                  120 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, containing Consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income, shareowners' equity and cash flows of the Company and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Majority Lenders by Deloitte & Touche LLP or other independent public accountants of recognized national standing, together with (a) a certificate of the Controller, Assistant Controller or other authorized financial officer of the Company stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof, and (B) a schedule in form and substance satisfactory to the Administrative Agent of the computations used by the Company in determining compliance with the covenants contained in Section 5.03;

                           (iii) as soon as possible and in any event within
                  five Business Days after the determination by the Company that a Default has occurred and is continuing on the date of such statement, a statement of either the Chief Financial Officer, Treasurer, Controller, Assistant Controller or other authorized financial officer of the Company setting forth details of such Default and the action that the Company has taken and proposes to take with respect thereto;

                           (iv) promptly and in any event within 30 days
                  after the Company knows or has reason to know that any ERISA Event that would have a Material Adverse Effect has occurred, a statement of an authorized financial officer of the Company describing such ERISA Event and the action, if any, that the Company or such ERISA Affiliate has taken and proposes to take with respect thereto;

                                                       364-DAY CREDIT AGREEMENT

                           (v) promptly and in any event within ten Business
                  Days after receipt thereof by the Company or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any such Plan;

                           (vi) promptly and in any event within 45 days
                  after the receipt thereof by the Company or any of its ERISA Affiliates, a copy of the latest annual actuarial report for each Plan if the ratio of the fair market value of the assets of such Plan to its current liability (as defined in Section 412 of the Internal Revenue Code) is less than 80%;

                           (vii) as soon as possible and in any event within
                  five days after the determination by the Company that a Change of Control has occurred, the Company shall deliver to the Administrative Agent (which shall forward a copy thereof to each Lender promptly) notice thereof, together with such other information as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request; and

                           (viii) such other information (excluding trade
                  secrets) respecting the financial condition and operations of the Company and its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request (which information shall constitute "Post-Closing Date Information" only to the extent provided in Section 4.01(j)).

                  (j) Use of Proceeds. Use the proceeds of the Advances
                      ---------------
         hereunder solely to finance the working capital needs and other general corporate purposes of the Borrowers (including to finance acquisitions, treasury stock purchases and capital investments), in each case in compliance with all applicable legal and regulatory requirements; provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any such proceeds.

                  SECTION 5.02. Negative Covenants. So long as any Advance
                                ------------------
shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not:

                  (a) Liens, Etc. Create or suffer to exist, or permit any
                      -----------
of its Consolidated Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties (other than, in the case of the Company, the Company's treasury stock), whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income in order to secure Debt, other than:

                  (i) (A) Liens for taxes, assessments, governmental charges or levies or other amounts owed to governmental entities other than for borrowed money; (B) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith; (C) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (D) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; and (E) Liens in favor of a landlord arising in the ordinary course of business,

                  (ii) purchase money Liens upon or in any property, assets or stock acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price or construction cost of such property or to secure Debt incurred solely for the purpose of financing the acquisition or construction of such property whether incurred prior or subsequent to such acquisition or construction, or Liens existing on such property at the time of its acquisition (other than any such

                                                       364-DAY CREDIT AGREEMENT

         Lien created in contemplation of such acquisition) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced,

                  (iii) Liens securing Debt, judgments and ERISA claims existing on the date hereof and identified on Schedule 1, and other Liens existing on the date hereof,

                  (iv) other Liens or assignments in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Net Tangible Assets,

                  (v) the replacement, extension or renewal of any Lien permitted by clauses (ii) and (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the amount secured thereby, and

                  (vi)  intercompany Liens.

                  (b) Mergers, Etc. Merge or consolidate with or into (or
                      -------------
permit any of its Material Subsidiaries to merge or consolidate with or into), or convey, transfer, lease or otherwise dispose of (or permit any of its Material Subsidiaries to convey, transfer, lease or otherwise dispose
of), whether in one transaction or in a series of related transactions, all or substantially all of the assets (whether now owned or hereafter acquired) of the Company or such Material Subsidiary to, any Person, except that:

                  (i) any Material Subsidiary of the Company may merge or consolidate with or into (or convey, transfer, lease or otherwise dispose of any or all the assets of such Material Subsidiary to) the Company or any wholly owned Material Subsidiary of the Company; provided that the Company or a wholly owned Material Subsidiary is the survivor of any such merger or consolidation; and

                  (ii) the Company may merge or consolidate with or into any other Person so long as (x) immediately after giving effect to such transaction, no Default would exist and (y) the Company is the surviving corporation.

                  (c) Accounting Changes. Make or permit, or permit any of its
                      ------------------
Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles.

                  (d) Change in Nature of Business. Change the nature of the
                      ----------------------------
business of the Company and its Subsidiaries, taken as a whole, such that such business differs materially from the lines of business engaged in on the Closing Date and lines of business related thereto; provided that the foregoing shall not prohibit the Company and its Subsidiaries from engaging in other lines of business (or investing in joint ventures engaged in other lines of business) so long as the aggregate book value of assets of the Company and its Subsidiaries directly relating to such other lines of business does not exceed 20% of the aggregate book value of the Consolidated assets of the Company and its Consolidated Subsidiaries as at the last day of the fiscal quarter most recently ended prior to the date of determination.

                  (e) Margin Stock. Permit more than 25%, after the making
                      ------------
of each Advance and giving effect to the use of the proceeds thereof, of the value of the assets of the Company and its Subsidiaries (as determined in good faith by the Company) that are subject to Section 5.02(a) to consist of or be represented by Margin Stock.

                                                       364-DAY CREDIT AGREEMENT

                  (f) Transactions with Affiliates. Other than transactions
                      ----------------------------
with Specified Joint Ventures, enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Company (other than the Company's Subsidiaries) that would be material in relation to the Company and its Subsidiaries, taken as a whole, even if otherwise permitted under this Agreement, except on terms determined by the Company to be fair and reasonable to the Company and its Subsidiaries and in the best interests of the Company (considered as a whole in conjunction with all other existing arrangements and relationships with such Affiliate).

                  SECTION 5.03. Financial Covenants. So long as any Advance
                                -------------------
shall remain unpaid or any Lender shall have any Commitment hereunder, the Company shall not:

                  (a) Debt to Adjusted EBITDA. Permit the Debt to Adjusted
                      -----------------------
         EBITDA Ratio at any time to exceed 3.50 to 1.00.

                  (b) Interest Coverage Ratio. Permit the Interest Coverage
                      -----------------------
         Ratio at any time to be less than 4.50 to 1.00.


                                 ARTICLE VI

                              EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following
                                -----------------
events ("Events of Default") shall occur and be continuing:
         -----------------

                  (a) Any Borrower shall fail to pay any principal of any Advance owing by such Borrower when the same becomes due and payable; or any Borrower shall fail to pay any interest on any Advance owing by such Borrower or make any other payment under this Agreement or any Note within five Business Days after the same becomes due and payable; or

                  (b) Any representation or warranty made or deemed to have been made by the Company herein or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

                  (c) (i) The Company shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(a), 5.01(i)(iii), 5.01(j), 5.02 or 5.03; or (ii) the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender (other than any failure by the Company to comply with the terms of Section 5.01(i)(iv), (v) or
         (vi)); or

                  (d) the Company or any of its Material Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least the Threshold Amount (or such lower amount as provided for in the proviso to this clause
         (d)) in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Material Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the applicable agreement; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such

                                                       364-DAY CREDIT AGREEMENT
         agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder or holders (or an agent or trustee on its or their behalf) thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided that if the Company in any agreement or instrument relating to any such Debt, shall have agreed to, or shall agree to, a lesser threshold of the kind specified this clause (d) with respect to itself or any of its Material Subsidiaries, then, in such event, the amount provided for above shall be reduced to such lesser amount(s) with respect to such entity; or

                  (e) Any judgment or order for the payment of money in excess of the Threshold Amount shall be rendered against the Company or any of its Material Subsidiaries and not timely satisfied or discharged, and either (i) proceedings to attach or levy upon any assets of the Company or such Material Subsidiary shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (f) The Company or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e);

                  (g) Any ERISA Event that would result in a Lien in an amount in excess of $30,000,000 on the properties or assets of the Company or any of its Subsidiaries shall have occurred and shall not have been remedied within 90 days;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company (on its own behalf and on behalf of the other Borrowers), declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company, declare the Advances, the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company and the other Borrowers; provided that in the event of an actual or deemed entry of an order for relief with respect to the Company under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company and the other Borrowers.

                                                       364-DAY CREDIT AGREEMENT

                  Notwithstanding anything to the contrary set forth in this Agreement, in the event of an entry of an order for relief with respect to a Designated Borrower under the Federal Bankruptcy Code (or under any analogous law applicable to such Designated Borrower, if such Designated Borrower is not organized under the laws of the United States or any state thereof), (A) the obligation of each Lender to make Advances to such Designated Borrower shall automatically be terminated, (B) on the date that is three Business Days after the Company becomes aware of the entry of such order for relief, the Advances, the Notes, all interest and all other amounts owing by such Designated Borrower shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company and such Designated Borrower and (C) such Designated Borrower shall cease to be a Designated Borrower hereunder.


                                 ARTICLE VII

                          THE ADMINISTRATIVE AGENT

                  SECTION 7.01. Authorization and Action. Each Lender hereby
                                ------------------------
appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Company pursuant to the terms of this Agreement.

                  SECTION 7.02. Administrative Agent's Reliance, Etc.
                                -------------------------------------
Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrowers or to inspect the property (including the books and records) of the Borrowers; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                                                       364-DAY CREDIT AGREEMENT

                  SECTION 7.03. Citibank and Affiliates. With respect to its
                                -----------------------
Commitment, the Advances made by it and the Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

                  SECTION 7.04. Lender Credit Decision. Each Lender
                                ----------------------
acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. The Lenders agree to
                                ---------------
indemnify the Administrative Agent and the Syndication Agent (each, an "Agent") (in each case to the extent not reimbursed by the Company), ratably
 -----
according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Company.

                  SECTION 7.06. Successor Administrative Agent. The
                                ------------------------------
Administrative Agent may resign at any time by giving five Business Days' written notice thereof to the Lenders and the Company and may be removed at any time with or without cause (i) by the Majority Lenders with the Company's approval, which approval shall not unreasonably be withheld, or
(ii) by the Company, subject to the approval of the Majority Lenders, which approval shall not unreasonably be withheld. Upon any such resignation or removal, the Company shall have the right to appoint a successor Administrative Agent, subject to the Majority Lenders' approval, which approval shall not be unreasonably withheld; provided that upon and during the continuance of an Event of Default, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion,

                                                       364-DAY CREDIT AGREEMENT
privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  SECTION 7.07. The Syndication Agent. Except as expressly
                                ---------------------
provided herein, the Syndication Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Syndication Agent shall not have or be deemed to have any fiduciary relationship with any other Lender in connection herewith. Each Lender acknowledges that it has not relied, and will not rely, on the Syndication Agent in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                ARTICLE VIII

                                MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of
                                ----------------
any provision of this Agreement or the Notes, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

                  (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:

                           (1) waive any of the conditions specified in Section
                  3.01 or 3.02;

                           (2) increase the Commitments of the Lenders or
                  subject the Lenders to any additional obligations (other than as permitted by Sections 2.05(b) and 2.05(d) to the extent any Lender consents thereunder);

                           (3) reduce the principal of, or interest on, the A
                  Notes or any fees or other amounts payable hereunder;

                           (4) postpone any date fixed for any payment of
                  principal of, or interest on, the A Notes or any fees or other amounts payable hereunder (excluding any amounts payable in connection with the B Notes);

                           (5) change the percentage of the Commitments or
                  of the aggregate unpaid principal amount of the A Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder;

                           (6) amend this Section 8.01; or

                           (7) release the Company from any of its obligations
                  under Article IX;

                  (b) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note;

                                                       364-DAY CREDIT AGREEMENT

                  (c) no amendment, waiver or consent shall, unless in writing and signed by the Syndication Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Syndication Agent under this Agreement or any Note; and

                  (d) this Section 8.01 shall not apply to changes in Commitments pursuant to Section 2.05, 2.11 or any other Section of this Agreement.

                  SECTION 8.02. Notices, Etc. All notices and other
                                -------------
communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered by hand:

                  (a)      If to the Company or any other Borrower:

                           Solutia Inc.
                           575 Maryville Centre Drive
                           St. Louis, Missouri 63141
                           Attention: Treasurer

                           Telephone No.: (314) 674-4905
                           Telecopier No.: (314) 674-6755

                  (b)      If to the Administrative Agent:

                           Citibank, N.A.
                           2 Penns Way
                           New Castle, Delaware 19720

                           Attention: Anne Hieronimus

                           Telephone No.: (302) 894-6034
                           Telecopier No.: (302) 894-6120

                  (c) If to any Lender, at the Domestic Lending Office specified in the Administrative Questionnaire of such Lender,

or, as to the Company (or any other Borrower) or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall be deemed to have been duly given or made (i) in the case of hand deliveries, when delivered by hand, (ii) in the case of mailed notices, when received, and (iii) in the case of telecopier notice, when transmitted and confirmed during normal business hours (or, if delivered after the close of normal business hours, at the beginning of business hours on the next Business Day), except that notices and communications to the Administrative Agent pursuant to Article II or VII shall not be effective until received by the Administrative Agent.

                  SECTION 8.03. No Waiver, Remedies. No failure on the part
                                -------------------
of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                                                       364-DAY CREDIT AGREEMENT

                  SECTION 8.04.  Costs and Expenses.
                                 ------------------

                  (a) The Company agrees to pay on demand all out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of Citibank with respect thereto and the reasonable fees and expenses of counsel for the Administrative Agent with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all costs and expenses of the Administrative Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Administrative Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

                  (b) The Company agrees to indemnify and hold harmless the Administrative Agent, the Syndication Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims,
                    -----------------
damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the actual or proposed use of the proceeds of the Advances, in each case whether or not such investigation, litigation or proceeding is brought by the Company, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                  (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, or if any payment of principal of any B Advance consisting of a Fixed Rate Advance is made by any Borrower to or for the account of a Lender other than on the maturity date of such Advance, as a result of a prepayment or Conversion pursuant to Sections 2.05(b), 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Company and such Borrower jointly and severally agree, upon demand by such Lender (with a copy of such demand to the Administrative Agent), to pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (d) Without prejudice to the survival of any other agreement of the Company or the other Borrowers hereunder, the agreements and obligations of the Company and the other Borrowers contained in Sections 2.11, 2.15 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 8.05. Right of Set-off. Nothing herein shall
                                ----------------
derogate any Lender's right, if any, if and to the extent payment owed to such Lender is not made when due hereunder or under any A Note or B Note held by such Lender, to set off from time to time against any or all of the Company's or the relevant Borrowers' respective deposit (general or special, time or demand, provisional or final) accounts with such Lender any amount so due. Each Lender agrees promptly to notify the Company (on its own behalf and on behalf of the relevant Borrower, if applicable) after any such set-off and application made by such Lender,

                                                       364-DAY CREDIT AGREEMENT
provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.05 are in addition to other rights and remedies which such Lender may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become
                                --------------
effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 8.07.  Assignments and Participations, Register.
                                 ----------------------------------------

                  (a) Each Lender may (and shall if requested to do so by the Company pursuant to Section 2.11, Section 2.12 or 2.15) assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the A Advances owing to it and the A Note held by it, but excluding the B Advances owing to it and the B Note or B Notes held by it (other than with respect to an assignment pursuant to Section 2.11, 2.12 or 2.15)); provided that:

                  (i) other than in the case of an assignment to an Affiliate of such Lender or assignments of the type described in subsection (g) below, such Lender shall have obtained the prior written consent of the Company, the Syndication Agent and the Administrative Agent, no such consent to be unreasonably withheld;

                  (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

                  (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, or an assignment by a Lender to an Affiliate of such Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof;

                  (iv) each such assignment shall be to an Eligible Assignee;
         and

                  (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any A Note subject to such assignment and a processing and recordation fee of $3,500.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution and delivery thereof to the Administrative Agent, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                                                       364-DAY CREDIT AGREEMENT

                  (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the other Borrowers or the performance or observance by the Company or the other Borrowers of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  By executing and delivering an Assumption and Acceptance, the Person assuming a Commitment hereunder confirms to and agrees with the parties hereto as follows: (i) neither the Administrative Agent, the Syndication Agent nor any other Lender makes any representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the other Borrowers or the performance or observance by the Company or the other Borrowers of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(ii) such Person confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assumption and Acceptance; (iii) such Person will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(iv) such Person confirms that it is an Eligible Assignee; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such Person agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the A Advances owing to each such Lender from time to time (the "Register"). The entries in
                                                  --------
the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon the Administrative Agent's receipt of an Acceptance (executed, in the case of an Assignment and Acceptance, by an assigning Lender and an assignee representing that it is an Eligible

                                                       364-DAY CREDIT AGREEMENT

Assignee and accompanied by any A Note subject to such assignment, and executed, in the case of an Assumption and Acceptance, by the Person assuming a Commitment hereunder), the Administrative Agent shall, if such Acceptance has been completed and is in substantially the form of Exhibit C-1 or C-2, as applicable, (i) accept such Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

                  Within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent:

                  (x) In the case of an assignment where (1) A Advances of the assigning Lender are evidenced by an A Note and (2) the assigning Lender has retained a Commitment hereunder, in exchange for the surrendered A Note a new A Note payable to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder;

                  (y) In the case of an assignment to an Eligible Assignee where such Eligible Assignee has requested that its A Advances be evidenced by an A Note in accordance with Section 2.06(c), an A Note payable to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Acceptance.

                  (z) In the case of an assumption of a Commitment hereunder, where the Person assuming the relevant Commitment hereunder has requested that its A Advances be evidenced by an A
         Note in accordance with Section 2.06(c), a new A Note payable to the order of such Person in an amount equal to the Commitment assumed by it pursuant to such Acceptance.

                  The new A Notes to be executed and delivered by a Borrower under clauses (x) and (y) above shall be in an aggregate principal amount equal to the aggregate principal amount of the A Note surrendered in connection with the related assignment, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto. The new A Note to be executed and delivered under clause (z) above shall be dated the effective date of such Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and/or the Note or Notes held by it); provided that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Company, each other Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Company or any other Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. Upon the sale of a participation pursuant to this Section 8.07(e), such Lender shall promptly provide notice to the Company of the sale of a participation (other than a sale of a participation pursuant to Section 2.16); provided that the failure by such Lender to provide such notice shall not invalidate the sale of such participation.

                                                       364-DAY CREDIT AGREEMENT

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company or any other Borrower furnished to such Lender by or on behalf of the Company or such Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Company and the other Borrowers received by it from such Lender; provided further that the Company (on its own behalf and on behalf of the other Borrowers) shall have consented in advance to the disclosure of any non-public information.

                  (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (h) Each Lender agrees that it will not assign any Note or Notes or sell any participation in any manner or under any circumstances that would require registration, qualification or filings under the securities laws of the United States of America, of any state or of any country.

                  SECTION 8.08. Governing Law. This Agreement and the Notes
                                -------------
shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.09. Execution in Counterparts. This Agreement
                                -------------------------
may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.10.  Jurisdiction, Etc.
                                 ------------------

                  (a) Each of the parties hereto (and each Designated Borrower, by its acceptance of the proceeds of Advances made to it) hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto and each Designated Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto and each Designated Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

                  (b) Each of the parties hereto and each Designated Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby and each Designated Borrower irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.11. Judgment Currency. This is an international
                                -----------------
loan transaction in which the specification of Dollars or Euros, as the case may be (the "Specified Currency"), and payment in New
             ------------------

                                                       364-DAY CREDIT AGREEMENT

York City or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the
 ---------------
currency of account in all events relating to Advances denominated in the Specified Currency. The payment obligations of the Company and the other Borrowers under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be
                       ---------------
applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Company and the other Borrowers in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (in this Section called an "Entitled Person") shall, notwithstanding the rate
                            ---------------
of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and the Company and the applicable Borrower hereby, as a separate obligation and notwithstanding any such judgment, jointly and severally agree to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.


                                 ARTICLE IX

                                  GUARANTEE

                  SECTION 9.01. The Guarantee. The Company hereby guarantees
                                -------------
to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Advances made by the Lenders to each Designated Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by any Designated Borrower under this Agreement and by the Company under any of the other Notes, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed
                                                                ----------
Obligations"). The Company hereby further agrees that if any Designated
-----------
Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations owing by such Designated Borrower, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 9.02. Obligations Unconditional. The obligations
                                -------------------------
of the Company under Section 9.01 are irrevocable, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any of the Designated Borrowers under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Article IX that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any

                                                       364-DAY CREDIT AGREEMENT
one or more of the following shall not alter or impair the liability of the Company hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any of the Designated Borrowers under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 9.03. Reinstatement. The obligations of the
                                -------------
Company under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any of the Designated Borrowers in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Company agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 9.04. Subrogation. The Company hereby agrees that
                                -----------
until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 9.01, whether by subrogation or otherwise, against any Designated Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  SECTION 9.05. Remedies. The Company agrees that, as
                                --------
between the Company and the Lenders, the obligations of the Designated Borrowers under this Agreement may be declared to be forthwith due and payable as provided in Article VI (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VI) for purposes of Section 9.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any of the Designated Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and

                                                       364-DAY CREDIT AGREEMENT
payable), such obligations (whether or not due and payable by such Designated Borrower) shall forthwith become due and payable by the Company for purposes of
Section 9.01.

                  SECTION 9.06. Instrument for the Payment of Money. The
                                -----------------------------------
Company hereby acknowledges that the guarantee in this Article IX constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Company in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR
Section 3213.

                  SECTION 9.07. Continuing Guarantee. The guarantee in this
                                --------------------
Article IX is a continuing guarantee of payment (and not of collection), and shall apply to all Guaranteed Obligations whenever arising.

                    [remainder of page intentionally blank]

                                                       364-DAY CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               SOLUTIA INC.



                               By:   /s/ Robert A. Clausen
                                  ---------------------------------------------
                                  Name:  Robert A. Clausen
                                  Title: Senior Vice President and
                                         Chief Financial Officer


                               CITIBANK, N.A.,
                                 as Administrative Agent



                               By:   /s/ James N. Simpson
                                  ---------------------------------------------
                                  Name:  JAMES N. SIMPSON
                                  Title: Managing Director
                                           Citibank, N.A.


                               BANK OF AMERICA, N.A.,
                                 as Syndication Agent



                               By:   /s/ David Noda
                                  ---------------------------------------------
                                  Name:  David Noda
                                  Title: Managing Director



                                                       364-DAY CREDIT AGREEMENT

Commitment                      INITIAL LENDERS
----------                      ---------------

$30,000,000.00                  CITIBANK, N.A.



                                By:   /s/ James N. Simpson
                                   --------------------------------------------
                                   Name:  JAMES N. SIMPSON
                                   Title: Managing Director
                                            Citibank, N.A.


$25,000,000.00                  BANK OF AMERICA, N.A.



                                By:   /s/ David Noda
                                   --------------------------------------------
                                   Name:  David Noda
                                   Title: Managing Director


$22,500,000.00                  ABN AMRO BANK N.V.



                                By:  /s/ Scott J. Albert
                                   --------------------------------------------
                                   Name:  SCOTT J. ALBERT
                                   Title: GROUP VICE PRESIDENT


                                By:  /s/ Steven M. Buehler
                                   --------------------------------------------
                                   Name:  Steven Buehler
                                   Title: Vice President


$20,000,000.00                  THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                  CHICAGO BRANCH



                                By:  /s/ Hisashi Miyashiro
                                   --------------------------------------------
                                   Name:  HISASHI MIYASHIRO
                                   Title: DEPUTY GENERAL MANAGER


                                                       364-DAY CREDIT AGREEMENT

$20,000,000.00                  BANK ONE, NA (MAIN OFFICE CHICAGO)



                                By:   /s/ William J. Oleferchik
                                   --------------------------------------------
                                   Name:  William J. Oleferchik
                                   Title: Managing Director


$20,000,000.00                  THE CHASE MANHATTAN BANK



                                By:   /s/ Lawrence Palumbo, Jr.
                                   --------------------------------------------
                                   Name:  Lawrence Palumbo, Jr.
                                   Title: Vice President


$20,000,000.00                  DEUTSCHE BANK AG NEW YORK BRANCH
                                  AND/OR CAYMAN ISLANDS BRANCH



                                By:   /s/ Jean Hannigan
                                   --------------------------------------------
                                   Name:  Jean M. Hannigan
                                   Title: Director


                                By:  /s/ Stephanie Strohe
                                   --------------------------------------------
                                   Name:  STEPHANIE STROHE
                                   Title: Associate


$20,000,000.00                  HSBC BANK, USA



                                By:   /s/ Christopher M. Samms
                                   --------------------------------------------
                                   Name:  Christopher M. Samms
                                   Title: Officer #9426, VP


                                                       364-DAY CREDIT AGREEMENT

$20,000,000.00                  KBC BANK N.V.



                                By:  /s/ Robert Snauffer
                                   --------------------------------------------
                                   Name:  ROBERT SNAUFFER
                                   Title: FIRST VICE PRESIDENT


                                By:  /s/ Patrick A. Janssens
                                   --------------------------------------------
                                   Name:  PATRICK A. JANSSENS
                                   Title: VICE PRESIDENT


$20,000,000.00                  THE NORTHERN TRUST COMPANY



                                By:  /s/ Ashish S. Bhagwat
                                   --------------------------------------------
                                   Name:  ASHISH S. BHAGWAT
                                   Title: SECOND VICE PRESIDENT


$20,000,000.00                  WACHOVIA BANK, N.A.



                                By:  /s/ Walter R. Gillikin
                                   --------------------------------------------
                                   Name:  Walter R. Gillikin
                                   Title: Senior Vice President


$12,500,000.00                  MELLON BANK, N.A.



                                By:   /s/ Charles Frankenberry
                                   --------------------------------------------
                                   Name:  Charles E. Frankenberry
                                   Title: Lending Officer



$250,000,000.00                 Total of Commitments
===============


                                                       364-DAY CREDIT AGREEMENT

                                                                     SCHEDULE 1

                                 Existing Liens
                                 --------------

                  By a Deed of Trust and Security Agreement dated as of August 26, 1999 and a Funding, Mortgage and Lease Agreement of the same date, made by Solutia Inc., Solutia granted a lien upon and security interest in Solutia rights as lessee in and against an office building (which is Solutia's new headquarters) consisting of approximately 270,000 square feet and other fixtures and improvements located on the site at 575 Maryville Centre, St. Louis County, Missouri. This is a synthetic lease with State Street Bank and Trust of Missouri NA as lessor and Solutia as Lessee.

                                                                    SCHEDULE 2A

                                  Pricing Grid
                                  ------------

                  "Applicable Margin" means, for any A Advance (whether
                   -----------------
denominated in Dollars or Euros) that is a Eurocurrency Rate Advance for any period during which the Rated Securities are within any Rating Level set forth below, the rate set forth below opposite the reference to such Rating
Level:

                      Rating Level                     Applicable Margin (p.a.)
                     --------------                    ------------------------

                     Rating Level 1                             0.205%
                     Rating Level 2                             0.290%
                     Rating Level 3                             0.450%
                     Rating Level 4                             0.625%
                     Rating Level 5                             0.850%
                     Rating Level 6                             1.000%;

provided that, if the ratings of the Rated Securities established by S&P and Moody's shall fall within different Rating Levels, the Applicable Margin shall be determined by reference to the higher of the two Rating Levels (except that, if the lower such Rating Level is more than one Rating Level below the higher such Rating Level, the Applicable Margin shall be determined by reference to the Rating Level that is one Rating Level higher than the lower such Rating Level). Each change in the Applicable Margin resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

                  "Facility Fee Rate" means, for any period during which the
                   -----------------
Rated Securities are within any Rating Level set forth below, the rate set forth below opposite the reference to such Rating Level:

                      Rating Level                     Facility Fee Rate (p.a.)
                     --------------                    ------------------------

                     Rating Level 1                             0.070%
                     Rating Level 2                             0.085%
                     Rating Level 3                             0.100%
                     Rating Level 4                             0.125%
                     Rating Level 5                             0.150%
                     Rating Level 6                             0.250%;

provided that, if the ratings of the Rated Securities established by S&P and Moody's shall fall within different Rating Levels, the Facility Fee Rate shall be determined by reference to the higher of the two Rating Levels (except that, if the lower such Rating Level is more than one Rating Level below the higher such Rating Level, the Facility Fee Rate shall be determined by reference to the Rating Level that is one Rating Level higher than the lower such Rating Level). Each change in the Facility Fee Rate resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.

                  "Utilization Fee Rate" means, for any period during which
                   --------------------
the Rated Securities are within any Rating Level set forth below, the rate set forth below opposite the reference to such Rating Level:

                      Rating Level                  Utilization Fee Rate (p.a.)
                     --------------                 ---------------------------

                     Rating Level 1                          0.125%
                     Rating Level 2                          0.125%
                     Rating Level 3                          0.125%
                     Rating Level 4                          0.125%
                     Rating Level 5                          0.125%
                     Rating Level 6                          0.250%;

provided that, if the ratings of the Rated Securities established by S&P and Moody's shall fall within different Rating Levels, the Utilization Fee Rate shall be determined by reference to the higher of the two Rating Levels (except that, if the lower such Rating Level is more than one Rating Level below the higher such Rating Level, the Utilization Fee Rate shall be determined by reference to the Rating Level that is one Rating Level higher than the lower such Rating Level). Each change in the Utilization Fee Rate resulting from a Rating Level Change shall be effective on the effective date of such Rating Level Change.


                                                                                                                        SCHEDULE 2B
                                                          SOLUTIA INC.(1)
                                              $250MM 364-DAY REVOLVING CREDIT FACILITY
                                                            PRICING GRID

-----------------------------------------------------------------------------------------------------------------------------------

                       LEVEL 1            LEVEL 2            LEVEL 3            LEVEL 4            LEVEL 5            LEVEL 6

                   Long Term Senior   Long Term Senior   Long Term Senior   Long Term Senior   Long Term Senior   Long Term Senior
BASIS FOR          Unsecured Debt     Unsecured Debt     Unsecured Debt     Unsecured Debt     Unsecured Debt     Unsecured Debt
PRICING(2)         Rated At Least A   Rated Less Than    Rated Less Than    Rated Less Than    Rated Less Than    Rated Lower Than
                   By Standard &      Level 1 But At     Level 2 But At     Level 3 But At     Level 4 But At     Level 5 Or Not
                   Poor's or A2 By    Least A- By        Least BBB+ By      Least BBB By       Least BBB- By      Rated.
                   Moody's            Standard & Poor's  Standard & Poor's  Standard & Poor's  Standard & Poor's
                                      or A3 By Moody's   or Baa1 By         or Baa2 By         or Baa3 By
                                                         Moody's            Moody's            Moody's

-----------------------------------------------------------------------------------------------------------------------------------

FACILITY FEE           7.0 bps             8.5 bps           10.0 bps           12.5 bps           15.0 bps           25.0 bps

-----------------------------------------------------------------------------------------------------------------------------------

APPLICABLE            20.5 bps            29.0 bps           45.0 bps           62.5 bps           85.0 bps          100.0 bps
MARGIN

-----------------------------------------------------------------------------------------------------------------------------------

DRAWN COST(3)      LIBOR + 27.5 bps   LIBOR + 37.5 bps   LIBOR + 55.0 bps   LIBOR + 75.0 bps   LIBOR + 100.0 bps  LIBOR + 125.0 bps

-----------------------------------------------------------------------------------------------------------------------------------

UTILIZATION FEE       12.5 bps            12.5 bps           12.5 bps           12.5 bps           12.5 bps           25.0 bps
USAGE > 33%

-----------------------------------------------------------------------------------------------------------------------------------

FULLY DRAWN        LIBOR + 40.0 bps   LIBOR + 50.0 bps   LIBOR + 67.5 bps   LIBOR + 87.5 bps   LIBOR + 112.5 bps  LIBOR + 150.0 bps
COST(4)

-----------------------------------------------------------------------------------------------------------------------------------

        (1) This pricing grid is intended to be a summary of the Applicable Margin, Facility Fee Rate and Rating Level definitions in the Credit Agreement. In the event of any inconsistency between this pricing grid and the actual terms of the Credit Agreement (including the definitions set forth on Schedule 2A), the terms of the Credit Agreement shall control and govern.

        (2) If Solutia Inc. is split-rated and the ratings fall in different Rating Levels, the higher of the two Rating Levels will apply (except that, if the lower such Rating Level is more than one Rating Level below the higher such Rating Level, the Rating Level that is one Rating Level higher than the lower such Rating Level will apply).

        (3)       Facility Fee plus Applicable Margin.

        (4)       Drawn Cost plus Utilization Fee.


                                                                    EXHIBIT A-1
                                [Form of A Note]

U.S. $                                                       Dated:
      -----------                                                   -----------

                  FOR VALUE RECEIVED, the undersigned, [insert name of Borrower], a [insert type of entity] organized under the laws of [insert jurisdiction](1) (the "Borrower"), HEREBY PROMISES TO PAY to the order of
                     --------
           (the "Lender") for the account of its Applicable Lending Office
----------       ------
the principal sum of [INSERT DOLLARS AND CENTS IN WORDS] (or, to the extent of any A Advances that are denominated in Euros, the aggregate principal amount thereof in such Currency) or such lesser amount as shall equal the aggregate unpaid principal amount of the A Advances made by the Lender to the Borrower under the Credit Agreement, in immediately available funds, on the dates, in such Currency and in the principal amounts provided in the Credit Agreement referred to below. Terms used in this Note and not otherwise defined have the meanings assigned to them in the Credit Agreement referred to below.

                  The Borrower promises to pay interest on the unpaid principal amount of each A Advance made to the Borrower from the date of such A Advance until such principal amount is paid in full, at such interest rates, in such Currency, and payable at such times, as are specified in the Credit Agreement.

                  Both principal and interest of each A Advance are payable in the Currency in which such A Advance is denominated to Citibank, N.A. ("Citibank"), as Administrative Agent, at the Administrative Agent's
  --------
Account, in same day funds. Each A Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the A Notes referred to in, and is entitled to the benefits of, the 364-Day Multicurrency Credit Agreement dated as of November 21, 2000 (as from time to time amended, the "Credit
                                                                  ------
Agreement") among Solutia Inc. (the "Company"), the Lender and certain other
---------                            -------
lenders parties thereto, Bank of America, N.A., as Syndication Agent, and Citibank, as Administrative Agent for the Lender and such other lenders. The Credit Agreement, among other things, (i) provides for the making of advances (the "A Advances") by the Lender to the Borrower from time to time
               ----------
in Dollars and Euros in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount (or Dollar Equivalent) first above mentioned, the indebtedness of the Borrower resulting from each such A Advance being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                  [Pursuant to Article IX of the Credit Agreement, this Note is absolutely and unconditionally guaranteed by the Company.](2)

                  The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

[FN]
------------------------------
(1) For A Notes for the Company as Borrower, insert "SOLUTIA INC., a corporation organized under the laws of the State of Delaware". For A Notes for a Designated Borrower as Borrower, insert analogous information.
(2)      Include in Notes of Designated Borrowers.

                  This Note shall be governed by, and construed in accordance with, the law of the State of New York, United States.


                                [NAME OF BORROWER]



                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


                                           ADVANCES AND PAYMENTS OF PRINCIPAL

======================================================================================================================
                                                                        AMOUNT OF
                                                                        PRINCIPAL         UNPAID
                      AMOUNT OF       CURRENCY OF      MATURITY OF       PAID OR         PRINCIPAL        NOTATION
      DATE            A ADVANCE        A ADVANCE        A ADVANCE        PREPAID          BALANCE         MADE BY
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
======================================================================================================================

                                                                    EXHIBIT A-2
                                [Form of B Note]



[U.S.$] [EUROS]                                              Dated:
                -----------                                         -----------

                  FOR VALUE RECEIVED, the undersigned, [insert name of
Borrower], a [insert type of entity] organized under the laws of [insert jurisdiction](3) (the "Borrower"), HEREBY PROMISES TO PAY to the order of
                       --------
           (the "Lender") for the account of its Applicable Lending Office
----------       ------
the principal sum of [INSERT DOLLARS AND CENTS (OR EUROS) IN WORDS] on
[           ,     ]. Terms used in this Note and not otherwise defined have
 --------  -  ----
the meanings assigned to them in the Credit Agreement referred to below.

                  The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, in the Currency, at the interest rate and payable on the interest payment date or dates provided below:

         Currency:                         [Dollars][Euros]

         Interest Rate:                         % per annum (calculated on the
                                           -----
                                           basis of a year of       days for
                                                              -----
                                           the actual number of days elapsed).

         Interest Payment Date or Dates:
                                           -----------------------------------

                  Both principal and interest are payable in [Dollars] [Euros] to Citibank, N.A. ("Citibank"), as Administrative Agent, at the
                            --------
Administrative Agent's Account, in same day funds, free and clear of and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto, as set forth in the Credit Agreement.

                  This Note is one of the B Notes referred to in, and is entitled to the benefits of, the 364-Day Multicurrency Credit Agreement dated as of November 21, 2000 (as from time to time amended, the "Credit
                                                                  ------
Agreement") among Solutia Inc. (the "Company"), the Lender and certain other
---------                            -------
lenders parties thereto, Bank of America, N.A., as Syndication Agent, and Citibank, as Administrative Agent for the Lender and such other lenders. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

                  [Pursuant to Article IX of the Credit Agreement, this Note is absolutely and unconditionally guaranteed by the Company.](4)

                  The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

[FN]
------------------------------
(3) For A Notes for the Company as Borrower, insert "SOLUTIA INC., a corporation organized under the laws of the State of Delaware". For A Notes for a Designated Borrower as Borrower, insert analogous information.
(4)      Include in Notes of Designated Borrowers.

                  This Note shall be governed by, and construed in accordance with, the law of the State of New York, United States.

                                   [NAME OF BORROWER]



                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

                                                                    EXHIBIT B-1

                        [Form of Notice of A Borrowing]

                                     [Date]

Citibank, N.A., as Administrative
  Agent for the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Way
New Castle, Delaware 19720

Attention: Anne Hieronimus

Ladies and Gentlemen:

                  The undersigned, Solutia Inc., refers to the 364-Day Multicurrency Credit Agreement dated as of November 21, 2000 (as amended from time to time, the "Credit Agreement", the terms defined therein being
                        ----------------
used herein as therein defined), among the undersigned, certain Lenders parties thereto, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests an A Borrowing (the "Proposed A Borrowing")
                                                 --------------------
under the Credit Agreement, and in that connection sets forth below the information relating to the Proposed A Borrowing as required by Section 2.02(a) of the Credit Agreement:

                  (1) The Business Day of the Proposed A Borrowing is ________, ____.

                  (2) The Type of Advances comprising the Proposed A Borrowing is [Base Rate Advances] [Eurocurrency Rate Advances].

                  (3) The Currency of the Proposed A Borrowing is [Dollars][Euros].

                  (4) The aggregate amount of the Proposed A Borrowing is [U.S. $] [Euros] _________.

                  (5) The initial Interest Period for each Eurocurrency Rate Advance made as part of the Proposed A Borrowing is [__] month[s].(5)

                  (6) the Borrower of the A Advances to be made as part of the Proposed A Borrowing is [the Company][the following Designated Borrower: ________________].

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed A Borrowing:

                  (A) the representations and warranties contained in
         Section 4.01 of the Credit Agreement (except the Excluded Representations) are correct, before and after giving effect to the Proposed A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

[FN]
------------------------------
(5)      Include in borrowing notices relating to Eurocurrency Rate Advances.

                  (B) no event has occurred and is continuing, or would result from such Proposed A Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                             Very truly yours,

                             SOLUTIA INC. [on behalf of the Designated Borrower
                               referred to above](6)



                             By:
                                -----------------------------------------
                                Name:
                                Title:




[FN]
------------------------------
(6)      Insert if applicable.

                                                                    EXHIBIT B-2

                        [Form of Notice of B Borrowing]

                                     [Date]

Citibank, N.A., as Administrative
  Agent for the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Way
New Castle, Delaware 19720

Attention: Anne Hieronimus

Ladies and Gentlemen:

                  The undersigned, Solutia Inc., refers to the 364-Day Multicurrency Credit Agreement dated as of November 21, 2000 (as amended from time to time, the "Credit Agreement", the terms defined therein being
                        ----------------
used herein as therein defined), among the undersigned, certain Lenders parties thereto, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., as Administrative Agent for said Lenders, and hereby gives you notice, irrevocably pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a B Borrowing (the "Proposed B Borrowing") under
                                                --------------------
the Credit Agreement, and in that connection sets forth the terms on which the Proposed B Borrowing is requested to be made:

                  (1)  Date of B Borrowing:          _______________________

                  (2)  Amount of B Borrowing:        _______________________

                  (3)  Currency of B Borrowing:      [Dollars][Euros]

                  (4)  Maturity Date of B Borrowing: _______________________(7)

                  (5)  Interest Rate Basis:          _______________________

                  (6)  Interest Payment Date(s)      _______________________

                  (7)  Type of B Borrowing:          [Fixed Rate Advance]
                                                     [Floating Rate Advance]

                  (8)  Name of Borrower:             [the Company][The following
                                                     Designated Borrower:
                                                     ____________]

                  (9)  Other Terms:                  __________________________
                                                     __________________________

                  The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B Borrowing:




[FN]
------------------------------
(7) Maturity date may not be earlier than the date occurring thirty days after the date of the Proposed B Borrowing or later than the Commitment Termination Date

                  (a) the representations and warranties contained in
         Section 4.01 of the Credit Agreement (except the Excluded Representations) are correct, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

                  (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

                  (c) in compliance with Section 2.03(a) of the Credit Agreement, the aggregate amount of the Proposed B Borrowing in Dollars or in Euros and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

                  The undersigned hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

                             Very truly yours,

                             SOLUTIA INC. [on behalf of the Designated Borrower
                               referred to above](8)


                             By:
                                -----------------------------------------------
                                Name:
                                Title:






[FN]
------------------------------
(8)      Insert if applicable.

                                                                    EXHIBIT C-1

                      [Form of Assignment and Acceptance]

                  Reference is made to the 364-Day Multicurrency Credit Agreement dated as of November 21, 2000 (as amended from time to time, the "Credit Agreement") among Solutia Inc., a Delaware corporation (the
 ----------------
"Company"), the Lenders (as defined in the Credit Agreement), Bank of
 -------
America, N.A., as Syndication Agent, and Citibank, N.A., as administrative agent for the Lenders (the "Administrative Agent"). Terms defined in the
                            --------------------
Credit Agreement are used herein with the same meaning unless otherwise defined herein.

                  The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of B Advances and B Notes) equal to the percentage interest specified on
         Schedule 1 hereto of all outstanding rights and obligations of the Assignor under the Credit Agreement (other than in respect of B Advances and B Notes) including, without limitation, such interest in the Assignor's Commitment, the A Advances owing to the Assignor and any A Notes held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the A Advances owing to the Assignee will be as set forth on
         Schedule 1 hereto.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company (or any other Borrower) or the performance or observance by the Company (or any other Borrower) of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; [and] (iv) represents and warrants that the assignment being made hereby shall not require registration, qualification or any filings to be made under the securities laws of the United States of America, of any state or of any country; [and (v) attaches the A Note of each Borrower held by the Assignor and requests that the Administrative Agent exchange such A Notes for new A Notes payable by the respective Borrowers to the order of the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, as specified on Schedule 1 hereto].(9)

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
         (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and


[FN]
------------------------------
(9) Include bracketed text if the Assignor is retaining a Commitment under the Credit Agreement and holds A Notes executed pursuant to a request made by such Assignor under Section 2.06(c) of the Credit Agreement.

         discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.15 of the Credit Agreement; [and (vi) requests, in accordance with Section 2.06(c) of the Credit Agreement, that its A Advances to each Borrower be evidenced by an A Note payable by such Borrower to the order of the Assignee in an amount equal to the Commitment assumed by it, as specified on Schedule 1 hereto](10).

                  4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date")
                                                       --------------
         shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the A Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, Facility Fees and Utilization Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the A Notes for periods prior to the Effective Date directly between themselves.

                  7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

                  8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of
         Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.



[FN]
------------------------------
(10) Include bracketed text if the Assignee requests that its A Advances be evidenced by promissory notes in accordance with Section 2.06(c) of the Credit Agreement.

                                   Schedule 1
                                       to
                           Assignment and Acceptance

Percentage interest assigned:                                          _______%

Assignee's Commitment:                                            $____________

Aggregate outstanding principal
     amount of A Advances assigned:                               $____________
                                                        and Euros _____________
Principal amount of A Note of each
     Borrower payable to Assignee:                                $____________

Principal amount of A Note of each
     Borrower payable to Assignor:                                $____________

Effective Date* (if other than date of
 acceptance by the Administrative Agent):                    ____________, ____


Dated:               ,          [NAME OF ASSIGNOR], as Assignor
       --------------  ----


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:


Dated:               ,          [NAME OF ASSIGNEE], as Assignee
       --------------  ----



                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                                Domestic Lending Office:              [Address]

                                Eurocurrency Lending Office:          [Address]







[FN]
------------------------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

Accepted **[and consented to] this
   day of       , 19
 -        ------    --

CITIBANK, N.A., as Administrative Agent



By:
   --------------------------------------------------
   Name:
   Title

**[Consented to:

BANK OF AMERICA, N.A., as Syndication Agent



By:
   --------------------------------------------------
   Name:
   Title:]


**[Consented to this    day
                     --
of           ,
   ----------  ----

SOLUTIA INC., on its own behalf and on
  behalf of each of the Designated Borrowers


By:
   --------------------------------------------------
   Name:
   Title:]










[FN]
------------------------------
** Required if the assignment is other than to an Affiliate of the Assignor or pursuant to the terms of Section 8.07(g) of the Credit Agreement.

                                                                    EXHIBIT C-2

                      [Form of Assumption and Acceptance]


                           Dated               ,
                                 --------------  ----


Solutia Inc.

Citibank, N.A., as
  Administrative Agent for
  the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Way
New Castle, Delaware 19720

Attention: Anne Hieronimus

Ladies and Gentlemen:

                  Reference is made to the 364-Day Multicurrency Credit Agreement dated as of November 21, 2000 (as amended from time to time, the "Credit Agreement") among Solutia Inc., a Delaware corporation (the
 ----------------
"Company"), the Lenders (as defined in the Credit Agreement), Bank of
 -------
America, N.A., as Syndication Agent, and Citibank, N.A., as administrative agent for the Lenders (the "Administrative Agent"). Terms defined in the
                            --------------------
Credit Agreement are used herein with the same meaning unless otherwise defined herein.

                  1. [INSERT NAME OF ADDITIONAL COMMITMENT LENDER] (the "Additional Commitment Lender") agrees to become a party to the
          ----------------------------
         Credit Agreement and to have the rights and perform the obligations of a Lender under the Credit Agreement, and to be bound in all respects by the terms of the Credit Agreement.

                  2. The Additional Commitment Lender hereby agrees to a Commitment of [INSERT AMOUNT OF PROPOSED COMMITMENT] (the "Proposed
                                                                    --------
         Commitment").
         ----------

                  3. The Additional Commitment Lender (i) agrees that no
         Lender has made any representation or warranty, or assumes any responsibility with respect to, (x) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (y) the financial condition of the Company (or any other Borrower) or the performance or observance by the Company (or any other Borrower) of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption and Acceptance; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.15 of the Credit Agreement.

                  4. The effective date for this Acceptance shall be
         [              ,     ] (the "Assumption Date"); provided that this
          --------------  ----        ---------------
         Acceptance has been fully executed and delivered to the Administrative Agent for acceptance and recording by the Administrative Agent on or prior to such Assumption Date.

                  5. Upon such execution, delivery, acceptance and recording and as of the Assumption Date, the Additional Commitment Lender shall be a party to the Credit Agreement with a Commitment equal to the Proposed Commitment and, to the extent provided in this Acceptance, have the rights and obligations of a Lender thereunder.

                  6. Upon such acceptance and recording, from and after the Assumption Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Proposed Commitment provided for in this Acceptance (including, without limitation, all payments of principal, interest, Facility Fees and Utilization Fees with respect thereto) to the Additional Commitment Lender.

                  7. This Acceptance shall be governed by and construed in accordance with the law of the State of New York.

                  8. This Acceptance may be signed in any number of counterparts, each of which shall be an original, with the same as if the signatures were upon the same instrument.

                    [remainder of page intentionally blank]

                  IN WITNESS WHEREOF, the Additional Commitment Lender has caused Acceptance to be executed by its officers thereunto duly authorized as of the date specified above.

                             [NAME OF ADDITIONAL COMMITMENT
                                LENDER]


                             By:
                                -----------------------------------------------
                                Name:
                                Title:

                             Domestic Lending Office:          [Address]

                             Eurocurrency Lending Office:      [Address]



This Assumption and Acceptance is
hereby acknowledged and agreed on
as of the date set forth above.
SOLUTIA INC.



By:
   --------------------------------------------------
   Name:
   Title:


CITIBANK, N.A., as Administrative Agent



By:
   --------------------------------------------------
   Name:
   Title:


BANK OF AMERICA, N.A., as Syndication Agent



By:
   --------------------------------------------------
   Name:
   Title:

                                                                      EXHIBIT D

                  [Form of Opinion of Counsel for the Company]


                               November 21, 2000

To the Lenders party to the
  Credit Agreement referred to
  below

Citibank, N.A., as Administrative
  Agent
399 Park Avenue
New York, New York 10043

Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 3.01(b)(1) of the 364-Day Multicurrency Credit Agreement dated as of November 21, 2000 (the "Credit Agreement"), among Solutia Inc., a Delaware
                        ----------------
corporation (the "Company"), the Lenders parties thereto, Bank of America,
                  -------
N.A., as Syndication Agent, and Citibank, N.A., as Administrative Agent for said Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

                  I am General Counsel of the Company and am familiar with the preparation, execution and delivery of the Credit Agreement.

                  In that connection, I or persons under my supervision have examined or are familiar with: (1) the Credit Agreement, the A Notes and the form of the B Note; (2) the documents furnished by the Company pursuant to
Article III of the Credit Agreement; (3) the certificate of incorporation of the Company and all amendments thereto (the "Charter"); (4) the by-laws of
                                             -------
the Company and all amendments thereto (the "By-laws"); and (5) a
                                             -------
certificate of the Secretary of State of Delaware, dated November 15, 2000, certifying as to the continued corporate existence and good standing of the Company in that State.

                  In addition, I or persons under my supervision have examined or are familiar with the originals, or copies certified to my satisfaction, of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements, instruments and other documents, and made such other investigations and review of relevant documents as I have deemed necessary as a basis of the opinions expressed below. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Lenders and the Administrative Agent.

                  I am qualified to practice law in the State of Missouri. My opinions expressed below are limited to the law of the State of Missouri, the General Corporation Law of the State of Delaware and the Federal law of the United States.

                  Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

                  1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes, and the other transactions contemplated by the Credit Agreement, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the By-laws, (ii) any law, rule or regulation applicable to the Company (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) to the best of my knowledge, any contractual or legal restriction contained in any indenture or other agreement or instrument to which the Company or any of its Consolidated Subsidiaries is a party or is bound. The Credit Agreement, and the Notes delivered today, have been duly executed and delivered on behalf of the Company.

                  3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of the Credit Agreement and the Notes.

                  4. The Credit Agreement is, and each Note of the Company when delivered under the Credit Agreement will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

                  5. In any action or proceeding arising out of or relating to the Credit Agreement or the Notes in any court of the State of Missouri or in any Federal court sitting in the State of Missouri, such court would recognize and give effect to the provisions of
         Section 8.08 of the Credit Agreement wherein the parties thereto agree that the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Without limiting the generality of the foregoing, a court of the State of Missouri or a Federal court sitting in the State of Missouri would apply the usury law of the State of New York to the Credit Agreement and the Notes. However, if a court were to hold that the Credit Agreement and the Notes are governed by, and to be construed in accordance with, the law of the State of Missouri, the Credit Agreement and the Notes of the Company would be, under the laws of the State of Missouri, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

                  6. Except as described in the Company's Report on Form 10-K for the fiscal year ended December 31, 1999 and in the Company's Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, there is no pending or overtly threatened action or proceeding affecting the Company or any of its Consolidated Subsidiaries before any court, governmental agency or arbitrator which (i) would have a Material Adverse Effect or (ii) purports to affect, or would affect, the legality, validity or enforceability of the Credit Agreement or any Note.

                  7. Neither the Company nor any of its Material Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Company nor any of its Material Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  References herein to the Credit Agreement include the guarantee by the Company of obligations of Designated Borrowers set forth in
Article IX of the Credit Agreement.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 8.04(b) of the Credit Agreement (and any other similar provisions therein) may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.

                  (B) Clause (iii) of the second sentence of Section 9.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

                  (C) The enforceability of provisions in the Credit Agreement and the Notes to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (D) I express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of Missouri) that limit the interest, fees or other charges such Lender may impose, (ii) the second sentence of Section 2.16 of the Credit Agreement, (iii) the first sentence of Section 8.10(a) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of any federal court sitting in New York City to adjudicate any controversy related to the Credit Agreement and the Notes, (iv) the second sentence of Section 8.10(a), (v) the waiver of inconvenient forum set forth in Section 8.10(b) of the Credit Agreement with respect to proceedings in any federal court sitting in New York City, (vi) Section 8.11 of the Credit Agreement and (vii) Section 9.06 of the Credit Agreement.

                  (E) My opinion in paragraph 4 above as to the enforceability of the Credit Agreement and the Notes is subject to the effect of (a) any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or preferential transfers), reorganization, moratorium or similar law affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) concepts of materiality, reasonableness, good faith and fair dealing and (ii) the possible unavailability of specific performance, injunctive relief or any other equitable remedy.

                  No person may rely upon this opinion for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, my prior written consent.

                               Very truly yours,

                                                                    EXHIBIT E


                                            November 21, 2000



To the Lenders party to the
  Credit Agreement referred to
  below

Citibank, N.A., as Administrative
  Agent
399 Park Avenue
New York, New York 10043


Ladies and Gentlemen:

                  We have acted as special New York counsel to Citibank, N.A. ("Citibank") in connection with the 364-Day Multicurrency Credit
       --------
Agreement dated as of November 21, 2000 (the "Credit Agreement") among
                                              ----------------
Solutia Inc. (the "Company"), the Lenders parties thereto, Bank of America,
                   -------
N.A., as Syndication Agent, and Citibank, as Administrative Agent, providing for loans to be made by said Lenders to the Company and the Designated Borrowers in an aggregate principal amount not exceeding $250,000,000. Terms defined in the Credit Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 3.01(b)(2) of the Credit Agreement.

                  In rendering the opinions expressed below, we have examined the Credit Agreement and the Notes being executed and delivered on the date hereof (the "Notes" and collectively with the Credit Agreement, the
                      -----
"Loan Documents").
 --------------

                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

                  In rendering the opinions expressed below, we have assumed, with respect to the Loan Documents, that:

                  (i) the Loan Documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Company) constitute legal, valid, binding and enforceable obligations of, all of the parties thereto;

                  (ii) all signatories to the Loan Documents have been duly authorized; and

                  (iii) all of the parties to the Loan Documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform the Loan Documents.

                  Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each Loan Document constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of such Loan Document is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

                  The foregoing opinions are subject to the following comments and qualifications:

                  (A) The enforceability of Section 8.04(b) of the Credit Agreement (and any other similar provisions therein) may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.

                  (B) Clause (iii) of the second sentence of Section 9.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

                  (C) The enforceability of provisions in the Loan Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

                  (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) the second sentence of Section 2.16 of the Credit Agreement, (iii) the first sentence of Section 8.10(a) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of any federal court sitting in New York City to adjudicate any controversy related to the Loan Documents, (iv) the second sentence of Section 8.10(a), (v) the waiver of inconvenient forum set forth in Section 8.10(b) of the Credit Agreement with respect to proceedings in any federal court sitting in New York City, (vi) Section 8.11 of the Credit Agreement and (vii) Section 9.06 of the Credit Agreement.

                  (E) We point out with reference to obligations stated to be payable in a currency other than Dollars that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

                  The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

                  This opinion letter is, pursuant to Section 3.01(b)(2) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Citibank and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                            Very truly yours,

EKM/RJW

                                                                    EXHIBIT F-1

                           FORM OF DESIGNATION LETTER


                                ------------ --, ----


Citibank, N.A., as Administrative
  Agent for the Lenders parties
  to the Credit Agreement
  referred to below
2 Penns Way
New Castle, Delaware 19720

Attention: Anne Hieronimus

Ladies and Gentlemen:

                  We refer to the Credit Agreement (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement")
                                                             ----------------
dated as of November 21, 2000 among Solutia Inc. (the "Company"), the Lenders
                                                       -------
party thereto, Bank of America, N.A., as Syndication Agent, and Citibank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein as defined therein.

                  The Company hereby designates [            ] (the
                                                 ------------
"Designated Borrower"), a wholly owned Subsidiary of the Company and a
 -------------------
[corporation duly incorporated under the laws of [             ]], as a
                                                  -------------
Borrower in accordance with Section 2.17 of the Credit Agreement until such designation is terminated in accordance with said Section 2.17.

                  The Designated Borrower hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Borrower under the Credit Agreement, adheres to the Credit Agreement and agrees and confirms that, upon your execution and return to the Company of the enclosed copy of this letter, it shall be a Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Borrower. The Designated Borrower hereby authorizes and empowers the Company to act as its representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including notices of Borrowing under the Credit Agreement) and other communications in connection with the Credit Agreement and the transactions contemplated thereby and for the purposes of modifying or amending any provision of the Credit Agreement and further agrees that the Administrative Agent, the Syndication Agent and each Lender may conclusively rely on the foregoing authorization.

                  The Company hereby represents and warrants to the Administrative Agent and each Lender that, before and after giving effect to this Designation Letter, (i) the representations and warranties set forth in
Section 4.01 of the Credit Agreement (except the Excluded Representations) are true and correct on the date hereof as if made on and as of the date hereof and (ii) no Default has occurred and is continuing. The Designated Borrower represents and warrants that each of the representations and warranties set forth in Section 4.01 (a), (b), (c) and (d) of the Credit Agreement are true as if each reference therein to the Company were a reference to the Designated Borrower and as if each reference therein to the Credit Agreement and the Notes were a reference to this Designation Letter and the Notes executed by the Designated Borrower in connection herewith.

                  The Designated Borrower hereby agrees that this Designation Letter, the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Designated Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Designation Letter, the Credit Agreement or the transactions contemplated thereby. The Designated Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Designated Borrower further agrees that service of process in any such action or proceeding brought in New York may be made upon it by service upon the Company at the "Address for Notices" specified below its name on the signature pages to the Credit Agreement.

                  THE DESIGNATED BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DESIGNATION LETTER, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                                Very truly yours,

                                SOLUTIA INC.



                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                                [NAME OF DESIGNATED BORROWER]



                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:

ACCEPTED:

CITIBANK, N.A,
  as Administrative Agent



By:
   --------------------------------------------------
   Name:
   Title:

                                                                    EXHIBIT F-2


                           FORM OF TERMINATION LETTER


                                  ---------- --, ----


To Citibank, N.A.,
  as Administrative Agent

Attention: Anne Hieronimus

Ladies and Gentlemen:

                  We refer to the Credit Agreement (as amended, supplemented and otherwise modified and in effect from time to time, the "Credit Agreement")
                                                             ----------------
dated as of November 21, 2000 among Solutia Inc., the Lenders party thereto, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., as Administrative Agent. Terms defined in the Credit Agreement are used herein as defined therein.

                  The Company hereby terminates the status as a Designated
Borrower of [                 ], a [corporation incorporated under the laws
             -----------------
of [               ]], in accordance with Section 2.17 of the Credit
    ---------------
Agreement, effective as of the date of receipt of this notice by the Administrative Agent. The undersigned hereby represent and warrant that all principal of and interest on all Advances of the above-referenced Designated Borrower and all other amounts payable by such Designated Borrower pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Termination Letter shall not affect any obligation which by the terms of the Credit Agreement survives termination thereof.

                                Very truly yours,

                                SOLUTIA INC.



                                By:
                                   --------------------------------------------
                                   Name:
                                   Title: